                                                                     Exhibit 3.7


                            HOMEBASE ACQUISITION, LLC

         SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

                                January 15, 2004

                                TABLE OF CONTENTS

RECITALS                                                                                                1
ARTICLE A-I - EFFECTIVE DATE AND MATTERS RELATING TO TXU ACQUISITION                                    2
   Section A.1 Effective Date.                                                                          2
   Section A.2 ICC Approval.                                                                            2
   Section A.3 Leverage for TXU Transaction.                                                            3
   Section A.4 Amendment of Services and Facilities Agreement.                                          3
   Section A.5 Professional Services Fee.                                                               4
ARTICLE I - DEFINED TERMS                                                                               4
   Section 1.1 Definitions.                                                                             4
   Section 1.2  Headings.                                                                              19
ARTICLE II - FORMATION AND ORGANIZATION                                                                19
   Section 2.1  Name and Formation.                                                                    19
   Section 2.2  Principal Place of Business.                                                           19
   Section 2.3  Registered Office and Registered Agent.                                                19
   Section 2.4  Term.                                                                                  19
   Section 2.5  No State Law Partnership.                                                              20
ARTICLE III - PURPOSE AND POWERS OF THE COMPANY                                                        20
   Section 3.1 Purpose.                                                                                20
   Section 3.2  Powers of the Company.                                                                 20
   Section 3.3  Unrelated Business Taxable Income.                                                     21
ARTICLE IV - CAPITAL CONTRIBUTIONS, NATURE OF INTERESTS AND ESTABLISHMENT OF CAPITAL ACCOUNTS          22
   Section 4.1  Shares                                                                                 22
   Section 4.2  Members' Capital Contributions                                                         22
   Section 4.3  Nature Of Interests.                                                                   24
   Section 4.4  Capital Accounts.                                                                      24
   Section 4.5  Negative Capital Accounts.                                                             25
   Section 4.6  No Withdrawal.                                                                         25
   Section 4.7  Loans From Members.                                                                    25
ARTICLE V - ALLOCATIONS AND DISTRIBUTIONS                                                              25
   Section 5.1  Allocations of Profits and Losses                                                      25
   Section 5.2  Tax Allocations                                                                        26
   Section 5.3 Distributions.                                                                          27
ARTICLE VI - MANAGEMENT OF COMPANY                                                                     29
   Section 6.1  Management by Board of Managers.                                                       29
   Section 6.2  Management Prior to ICC Approval Date.                                                 29

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
   Section 6.3  Management On and After ICC Approval Date.                                             33
   Section 6.4  Compensation of Directors.                                                             36
   Section 6.5  Meetings of Board of Managers; Consent of Members                                      37
   Section 6.6  Powers of Members.                                                                     37
   Section 6.7  Additional Management Rights.                                                          37
   Section 6.8  Officers.                                                                              38
ARTICLE VII - TRANSFER RESTRICTIONS                                                                    39
   Section 7.1  Restrictions on Transfer of Shares.                                                    39
   Section 7.2  Right of First Refusal.                                                                39
   Section 7.3  Tag Along Rights After Initial Public Offering.                                        41
   Section 7.4  Substitute Members.                                                                    42
   Section 7.5  Allocations Between Assignor and Assignee.                                             42
   Section 7.6  Transfer of Interests in Lumpkin LLC.                                                  42
ARTICLE VIII - PREEMPTIVE RIGHTS                                                                       42
   Section 8.1.  Preemptive Rights                                                                     42
ARTICLE IX - PUT RIGHTS AND RIGHT OF FIRST OFFER                                                       44
   Section 9.1  Put Rights.                                                                            44
   Section 9.2  Right of First Offer.                                                                  48
ARTICLE X  CONVERSION TO CORPORATE SOLUTION                                                            54
   Section 10.1      Conversion to Corporation.                                                        54
   Section 10.2      Registration Rights.                                                              54
ARTICLE XI - BOOKS AND RECORDS                                                                         55
   Section 11.1  Books, Records and Financial Statements.                                              55
   Section 11.2. Accounting System.                                                                    55
   Section 11.3  Tax Matters Partner.                                                                  56
   Section 11.4  Delivery of Financial Statements and Budget                                           56
ARTICLE XII - LIABILITY, EXCULPATION AND INDEMNIFICATION                                               57
   Section 12.1  Liability.                                                                            57
   Section 12.2  Exculpation.                                                                          57
   Section 12.3  Fiduciary Duty.                                                                       58
   Section 12.4  Indemnification.                                                                      58
   Section 12.5  Expenses.                                                                             58
ARTICLE XIII - DISSOLUTION, LIQUIDATION AND TERMINATION                                                59
   Section 13.1  No Dissolution.                                                                       59
   Section 13.2  Events Causing Dissolution.                                                           59
   Section 13.3  Liquidation.                                                                          59
   Section 13.4  Termination.                                                                          59
   Section 13.5  Claims of the Members.                                                                60

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
ARTICLE XIV - DISPUTE RESOLUTION; CHOICE OF LAW; SUBMISSION TO JURISDICTION; AND WAIVER OF JURY TRIAL  60
   Section 14.1  Arbitration.                                                                          60
   Section 14.2  Law.                                                                                  60
   Section 14.3  Waiver Of Jury Trial.                                                                 61
   Section 14.4  Consent To The Exclusive Jurisdiction Of The Courts Of Delaware                       61
ARTICLE XV - NO EXPANSION OF DUTIES                                                                    62
ARTICLE XVI - MISCELLANEOUS                                                                            62
   Section 16.1  Equitable Remedies; Failure to Pursue Remedies; Time of Essence                       62
   Section 16.2  Cumulative Remedies; Amendments.                                                      63
   Section 16.3  Binding Effect.                                                                       63
   Section 16.4  Notices                                                                               64
   Section 16.5  Expense Reimbursement                                                                 64
   Section 16.6  Interpretation.                                                                       65
   Section 16.7  No Strict Construction.                                                               65
   Section 16.8  Severability.                                                                         65
   Section 16.9  Counterparts.                                                                         65
   Section 16.10  Integration.                                                                         65

         SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY
                                   AGREEMENT
                                       OF
                            HOMEBASE ACQUISITION, LLC

      SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of HOMEBASE ACQUISITION, LLC, a Delaware limited liability company (the "Company"), made as of January 15, 2004, by and among the Company and the persons listed on Schedule A attached hereto.

                                    RECITALS

      The Company was organized in accordance with the Delaware Limited Liability Company Act upon the filing of a certificate of formation therefor with the Secretary of State of the State of Delaware on June 26, 2002. The parties entered into a Limited Liability Company Agreement as of July 16, 2002 to provide for the Company's capitalization and the management of the Company's affairs and the conduct of the Company's business. The parties amended and restated such Limited Liability Company Agreement as of December 30, 2002 pursuant to an Amended and Restated Limited Liability Company Agreement (the "Original Agreement").

      Concurrently herewith, the Company's Subsidiary, Homebase Acquisition Texas Corp., a Delaware corporation ("HAT Corp.") is entering into a Stock Purchase Agreement (the "TXU Purchase Agreement") with Pinnacle One Partners, L.P. pursuant to which Homebase Acquisition Texas Corp. is to purchase all of the issued and outstanding Capital Securities of TXU Communications Ventures Company, a Delaware corporation ("TXU"). The parties are hereby amending and restating the Original Agreement to provide for the further capitalization of the Company so as to enable HAT Corp. to consummate the transactions contemplated by the TXU Purchase Agreement and to provide for certain changes in the management of the Company and additional provisions regarding transfers of Shares, all as set forth herein.

      The Investor Members acknowledge that a mutually desirable ultimate scenario for disposing of their respective investments in the Company would be one in which the Investor Members maximize the return of their investment and Lumpkin is able to preserve CCHI as an independent company headquartered in Mattoon, Illinois. To that end, the Investor Members desire, subject to market conditions, to pursue effecting a Public Offering as promptly as practicable following the TXU Acquisition Closing Date.

      NOW, THEREFORE, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Original Agreement is hereby amended and restated in its entirety effective as set forth in Section A.1, and the parties agree, as follows:

                                   ARTICLE A-I
             EFFECTIVE DATE AND MATTERS RELATING TO TXU ACQUISITION

      SECTION A.1 EFFECTIVE DATE.

      Except as otherwise provided in this Article A-I, this Agreement shall become effective and shall be the sole and exclusive limited liability company agreement of the Company upon the satisfaction or waiver of all of the conditions to HAT Corp.'s obligation to consummate the transactions contemplated by the TXU Purchase Agreement and immediately prior to the consummation of such transactions on the date such transactions are consummated (such date being referred to as the "TXU Acquisition Closing Date"). Until immediately prior to such time (or following any termination of the TXU Purchase Agreement), the Original Agreement shall remain in full force and effect in accordance with its terms and shall govern the rights of the Members with respect to the Company and the management of the Company's affairs and the conduct of the Company's business.

      SECTION A.2 ICC APPROVAL.

      (a) Notwithstanding anything in Section A.1 to the contrary, the Company, the Investor Members and Lumpkin shall as soon as practicable after the date hereof, and in no event later than January 23, 2004, file all applications and take all such other actions necessary to seek all requisite ICC approval of or consent to the changes in the provisions hereof relating to the management of the Company effective as of TXU Closing Date from those set forth in Section 6.2 hereof to those set forth in Section 6.3 hereof (such approval being referred to as "ICC Approval"); and thereafter the Company, the Investor Members and Lumpkin shall use their respective best efforts to obtain ICC Approval on or prior to the TXU Acquisition Closing Date or as soon thereafter as possible (the later of the date the ICC Approval shall be obtained and the TXU Acquisition Closing Date being referred to as the "ICC Approval Date"). The Company, the Investor Members and Lumpkin shall withdraw all such applications and have no further obligation under this Section A.2 upon the termination of the TXU Purchase Agreement prior to the consummation of the TXU Acquisition.

      (b) Notwithstanding anything in Section A.1 to the contrary, the Company, the Investor Members and Lumpkin shall as soon as practicable after the date hereof file all applications and take all such other actions necessary to seek all requisite ICC approval of or consent to the following: (i) either (A) imposing a newly-formed Delaware limited liability company that is wholly owned by the Company and that has no other assets or liabilities to hold all of the Capital Securities of CCHI and HAT Corp. or (B) creating a newly-formed Delaware limited liability company that has no other assets or liabilities to hold 100% of the Membership Rights in the Company (with each of the Members contributing all of their Membership Rights in the Company to such newly formed limited liability company in exchange for Capital Securities of such limited liability company identical in all material respects as the Shares held by the Members at the time of such contribution, and causing such limited liability company to be governed by a limited liability company agreement identical in all material respects as this Agreement); and (ii) the guaranty by one or more of the CCI Companies of Indebtedness contemplated by the "Commitment Letter" (as defined in the definition of "Company Leverage Ratio" below) as contemplated by such Commitment Letter; and thereafter the Company, the Investor Members and Lumpkin shall use their respective best efforts to obtain such ICC approvals or consents on or prior to the TXU Acquisition Closing Date or as soon thereafter as possible. The Company, the Investor Members and Lumpkin shall withdraw all such applications and have no further obligation under this Section A.2 upon the termination of the TXU Purchase Agreement prior to the consummation of the TXU Acquisition.

      SECTION A.3 LEVERAGE FOR TXU TRANSACTION.

      Unless otherwise agreed by each of the Investor Members, the Company Leverage Ratio pro forma of the TXU Acquisition immediately the after giving effect thereto shall not exceed that permitted under the "Commitment Letter" referenced in the definition of "Company Leverage Ratio" below.

      SECTION A.4 AMENDMENT OF SERVICES AND FACILITIES AGREEMENT.

      Notwithstanding anything in Section A.1 to the contrary, the Company, the Investor Members and Lumpkin shall on or prior to the TXU Closing Date the Services and Facilities Agreement to be amended to provide in effect that, effective upon obtaining any requisite ICC approval thereto, each of the Company (on behalf of its Subsidiaries other than the CCI Companies) (the "Non CCI Companies") and CCI (on behalf of itself and the other CCI Companies) agree to make various management services, platforms and other services available to the other, the other's Subsidiaries (whether now owned or hereafter acquired) and the Company, in each case at pricing that fairly allocates the actual costs (including capital items) of providing such services among all markets utilizing the applicable services. Irrespective of any such amendment, the Company, the Investor Members and Lumpkin agree that, effective as of the TXU Closing Date, CCI and the Non CCI Companies shall have the right to continue to receive the benefits and burdens of the Services and Facilities Agreement with the changes thereto described in this Section A.4 for so long as either CCI or any of the Non CCI Entities desires following such time as CCI and the Non CCI Entities are no longer under common ownership or otherwise affiliated with one another, or to terminate their receiving or providing services under such Services and Facilities Agreement at any time upon reasonable advance notice following such cessation of such common ownership or other affiliation (and the Company, the Investor Members and Lumpkin shall cause CCI and the Non CCI Companies to further memorialize such arrangement as soon as practicable following the date hereof). Without limitation of the foregoing, the parties intend that the goods and services provided under the Services and Facilities Agreement be provided on a basis that (i) does not generate a profit for CCI or the Non CCI Entities, as the case may be, or their respective principals, (ii) does not adversely affect the value of CCI or the Non CCI Entities and (iii) emulates, to the extent possible (except for management hiring, firing and compensation decisions, which, to the extent applicable, shall be subject to Section 6.2 or Section 6.3, whichever shall be in effect), the situation that would exist if the goods and services provided by either CCI or the Non CCI Entities to the Company and the other Subsidiaries were instead being provided by the Company. The Company, the Investor Members and Lumpkin shall as soon as practicable after the date hereof file all applications and take all such other actions necessary to obtain at the earliest possible date all requisite ICC approval of or consent to such amendment of the Services and Facilities Agreement becoming effective as to CCI and the Non CCI Companies while they shall be under common ownership or otherwise affiliated with one another. The Company, the Investor Members and Lumpkin shall withdraw all such applications and have no further obligation under this Section A.4 upon the termination of the TXU Purchase Agreement prior to the consummation of the TXU Acquisition.

      SECTION A.5 PROFESSIONAL SERVICES FEE.

      Upon the consummation of the TXU Acquisition, the Company shall cause TXU to enter into an agreement in the form attached hereto as Exhibit C pursuant to which TXU agrees to pay to Lumpkin, LLC, and certain affiliates of the Providence Group and Spectrum Group a professional service fee in the aggregate amount of $3,000,000 per year allocated pro rata in accordance with the relative Capital Contributions of Lumpkin, LLC, the Providence Group and the Spectrum Group made pursuant to Section 4.2(c).

                                    ARTICLE I
                                  DEFINED TERMS

      SECTION 1.1 DEFINITIONS.

      Unless the context otherwise requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified.

      "AAA" has the meaning specified in Section 14.1.

      "AAA RULES" has the meaning specified in Section 14.1.

      "ACT" means the Delaware Limited Liability Company Act, as amended.

      "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to the Capital Account of any Member as of the end of any Fiscal Period, the amount by which the balance in such Capital Account is less than $0.00, after giving effect to the following adjustments:

            (i) Each Member's Capital Account shall be increased by the amount, if any, such Member is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) or Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i); and

            (ii) Each Member's Capital Account shall be decreased by the amount of any of the items described in Treasury Regulation Sections 1.704-1
(b)(2)(ii)(d)(4), (5) and (6).

      "AFFILIATE" means with respect to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any member of the Family Group of such individual and any trust whose principal beneficiary is such individual or one or more members of the Family Group of such individual and any Person who is controlled by any such member or trust. As used in this definition, "control", including, its correlative meanings, "controlled by" and "under common control with", shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise).

      "AGREEMENT" means this Limited Liability Company Agreement, as amended, modified, supplemented or restated from time to time in accordance with the terms hereof.

      "APPLICABLE ANNIVERSARY" means December 30, 2007 prior to the ICC Approval Date, and from and after the ICC Approval Date, such term means December 31, 2005.

      "APPRAISAL NOTICE" has the meaning specified in Section 9.1.

      "APPRAISER" has the meaning specified in Section 9.1.

      "APPRAISER ESTIMATE" has the meaning specified in Section 9.1.

      "BOARD" has the meaning specified in Section 6.1.

      "BOARD RIGHT TERMINATION EVENT" has the meaning specified in Section 6.2.

      "BOARD SHIFT EVENT" means (i) Lumpkin ceasing to make the business and affairs of the Company and its Subsidiaries his principal business activity or his otherwise ceasing to be a Director or to be involved in the Company's and its Subsidiaries' business and affairs at a level consistent with that normally expected of directors of entities similar to the Company and its Subsidiaries,
(ii) Lumpkin's death or Disability, (iii) Lumpkin ceasing to have sole voting control, directly or in his capacity as the sole manager of Lumpkin LLC, of at least 51% of the Common Shares and Class A Preferred Shares held by Lumpkin LLC immediately following the TXU Acquisition Closing Date, or (iv) any member of the Lumpkin Group becoming a Participating Investor with respect to the exercise of a Put Right in accordance with Article IX.

      "BUSINESS DAY" means any day other than a Saturday, a Sunday, or a holiday on which national banking associations in Illinois, Massachusetts or Rhode Island are closed.

      "CAPITAL ACCOUNT" means, with respect to any Member, the account maintained for such Member in accordance with the provisions of Section 4.6.

      "CAPITAL CONTRIBUTION" means, with respect to any Member, the aggregate amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Company pursuant to Section 4.2.

      "CAPITAL SECURITIES" means as to any Person that is a corporation, the authorized shares of such Person's capital stock, including all classes of common, preferred, voting and nonvoting capital stock, and, as to any Person that is not a corporation or an individual, the ownership or membership interests in such Person, including, without limitation, the right to share in profits and losses, the right to receive distributions of cash and property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise control over such Person.

      "CCI" Consolidated Communications, Inc., a Delaware corporation.

      "CCI COMPANIES" means CCHI, CCI and each of Illinois Consolidated Telephone Company, Consolidated Communications Market Response, Inc., Consolidated Communications Public Services, Inc., Consolidated Communications Operator Services, Inc., Consolidated Communications Mobile Services, Inc., Consolidated Communications Business Systems, Inc. and Consolidated Communications Network Services, Inc.

      "CCI SALE TRANSACTION" means (a) a merger or consolidation of any CCI Company into or with any other Person or Persons in a transaction that would result in more than 50% of the voting Capital Securities of the surviving entity in such transaction that are outstanding immediately after the consummation thereof being held by a Person or Persons other than the Company or a Subsidiary, (b) a single transaction or a series of transactions pursuant to which a Person or Persons other than the Company or a Subsidiary acquire either
(i) more than 50% of the issued and outstanding Capital Securities of any of the CCI Companies or (ii) all or substantially all of the assets of any of the CCI Companies or (c) the dissolution or liquidation of any of the CCI Companies.

      "CCHI" means Consolidated Communications Holdings, Inc., a Delaware corporation formerly known as "Homebase Acquisition Corp." that is wholly owned by the Company.

      "CCHI APPRAISAL ESTIMATE" has the meaning specified in Section 9.2.

      "CCHI ACCEPTANCE NOTICE" has the meaning specified in Section 9.2.

      "CCHI APPRAISAL NOTICE" has the meaning specified in Section 9.2.

      "CCHI CLOSING" has the meaning specified in Section 9.2.

      "CCHI DETERMINATION DATE" has the meaning specified in Section 9.2.

      "CCHI PRICE" has the meaning specified in Section 9.2.

      "CCHI STOCK" means the issued and outstanding Capital Securities of CCHI.

      "CERTIFICATE OF FORMATION" means the Certificate of Formation of the Company as originally filed with the Secretary of State of the State of Delaware on June 26, 2002, and as amended from time to time.

      "CHARTER DOCUMENTS" means (i) as to a corporation, its articles or certificate of incorporation and by-laws, (ii) as to a general or limited partnership, the joint venture or partnership agreement or articles or other organizational document, (iii) as to a limited liability company, the operating or limited liability company agreement or articles or certificate of formation and (iv) as to any other Person other than an individual, including, without limitation, any Person organized other than under the laws of the United States or any State thereof, any statute, articles or other constitutional organizational document, each as from time to time amended or modified.

      "CLASS A CONTRIBUTION ACCOUNT" means an account maintained with respect to each Class A Preferred Share which is increased by the cumulative contributions by the holder thereof in respect of such Class A Preferred Share and decreased by the cumulative distributions to such holder in respect of such Class A Preferred Share that are treated as reducing such account under Section 5.3(a)(ii) hereof. As of the date hereof, the Class A Contribution Account of each Class A Preferred Share is $1,000.

      "CLASS A LIQUIDATION PREFERENCE" means as to each Class A Preferred Share as of any date, the sum of (i) the Class A Contribution Account as of such date plus (ii) the Class A Preferred Return thereon accrued through such date.

      "CLASS A PREFERRED RETURN" means an amount accruing on the Class A Contribution Account of each Class A Preferred Share from and after the date of issuance or deemed issuance thereof at the rate of 9% per annum, computed on the basis of a 360 day year, cumulative and compounded annually in arrears on December 31 of each year in respect of the prior twelve month period (pro rated on a daily basis for partial periods).

      "CLASS A PREFERRED SHARES" means Membership Rights in the Company having the economic and voting rights set forth herein with respect to "Class A Preferred Shares".

      "CLOSING" has the meaning specified in Section 8.1

      "CODE" means the U.S. Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

      "COMMON APPRAISED VALUE" has the meaning specified in Section 9.1.

      "COMMON APPRAISER ESTIMATE" has the meaning specified in Section 9.1.

      "COMMON SHARES" means Membership Rights in the Company having the economic and voting rights set forth herein with respect to "Common Shares", subject, in the case of Common Shares issued to Employee Members out of the Management Incentive Pool, to such modifications and limitations on such Membership Rights as may be specified in one or more separate agreements between the Company and Employee Member pursuant to which such Common Shares are issued.

      "COMMON SHARE VALUE" has the meaning specified in Section 9.2.

      "COMMON SHARES DEEMED OUTSTANDING" means, at any given time, the number of Common Shares actually outstanding at such time, plus the number of Common Shares issuable upon the exercise in full of all Convertible Securities, whether or not such Convertible Securities are vested or unvested or are convertible into Common Shares at such time.

      "COMPANY" means Homebase Acquisition, LLC, the Delaware limited liability company that is the subject of this Agreement.

      "COMPANY APPRAISER" has the meaning specified in Section 9.1.

      "COMPANY CCHI APPRAISER" has the meaning specified in Section 9.2.

      "COMPANY LEVERAGE RATIO" means the "Total Leverage Ratio" (or term denoting a similar concept) of the Subsidiaries within the meaning of the documentation governing the Senior Secured Credit Facilities (as defined in the Commitment Letter, dated January 15, 2004, among Hat Corp., CCI, Citicorp North America, Inc. and Citigroup Global Markets Inc. (the "Commitment Letter") or, if containing less restrictive terms, the "Total Leverage Ratio" (or term denoting a similar concept) of the Subsidiaries within the meaning of the documentation governing the Senior Unsecured Credit Facilities (as defined in the Commitment Letter); provided that in calculating such ratio, there shall be added to Consolidated EBITDA (or any term denoting a similar concept) of the Subsidiaries, to the extent deducted in calculating the net income of the Subsidiaries, any charges associated with the TXU Acquisition and any related one-time integration charges.

      "COMPANY NOTICE" has the meaning specified in Section 9.1.

      "COMPETING BUSINESSES" has the meaning specified in Article XV.

      "CONTROL PURCHASER" has the meaning specified in Section 7.3.

      "CONTROL SALE NOTICE" has the meaning specified in Section 7.3.

      "CONTROL SELLER" has the meaning specified in Section 7.3.

      "CONTROL TAG NOTICE" has the meaning specified in Section 7.3.

      "CONVERSION" has the meaning specified in Section 10.1.

      "CONVERTIBLE SECURITIES" means securities or obligations issued by the Company that are convertible into or exercisable or exchangeable for Common Shares. The term includes options, warrants or other rights to subscribe for or purchase Common Shares or to subscribe for or purchase other securities or obligations that are convertible into or exercisable or exchangeable for Common Shares.

      "COVERED PERSON" means (i) each Investor Member, each officer, director, stockholder, member, partner, representative or agent of each Investor Member,
(ii) each Director, (iii) the Tax Matters Partner and (iv) any employee or agent of the Company or any of the Subsidiaries designated as such by the Board.

      "DEPRECIATION" means, for each fiscal period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such fiscal period; provided, however, that if the Gross Asset Value of an asset differs from its adjusted tax basis at the beginning of such fiscal period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction with respect to such asset for such fiscal period bears to such beginning adjusted tax basis; and provided further, that if the federal income tax depreciation, amortization or other cost recovery deduction for such fiscal period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board. The depreciation method shall be a suitable method under the Code.

      "DETERMINATION DATE" has the meaning specified in Section 9.1.

      "DIFFERENTLY AFFECTED MEMBER" has the meaning specified in Section 16.2.

      "DIRECTOR" has the meaning specified in Section 6.1(a).

      "DISABILITY" means Lumpkin's being substantially unable to perform his duties as non-executive Chairman of the Board for more than ninety (90) days, whether or not consecutive, in any twelve (12) month period, by reason of incapacity due to physical or mental illness or injury. The determination of whether a Disability has occurred shall be made by two licensed physicians, one designated by a majority of the Directors other than Lumpkin and one designated by Lumpkin (or his personal representative); provided, however, that (i) if the two physicians do not agree with respect to whether or not a Disability has occurred, such determination shall be made by a third licensed physician designated by said two physicians and (ii) if Lumpkin (or his personal representative) fails to designate a physician to make such a determination within 10 days of a majority of the Directors (other than Lumpkin) notifying Lumpkin of the identity of the physician they have designated for the purpose of determining whether or not a Disability has occurred, then the physician so designated by such majority of Directors shall make the determination as to whether or not a Disability has occurred. The Company shall pay all fees and expenses associated with any determination of Disability. Lumpkin's failure to make himself available within 15 days of a request to undergo to any examination reasonably requested by any physician designated in accordance with this paragraph shall be conclusive evidence of his Disability for all purposes hereof.

      "DISPUTE" has the meaning specified in Section 14.1.

      "EMPLOYEE MEMBER" means Persons who are employed by the Company or any Subsidiary that receive Common Shares or Convertible Securities reserved for issuance out of the Management Incentive Pool.

      "EXCLUDED SECURITIES" means (i) Capital Securities sold in a registered, underwritten Public Offering, (ii) Common Shares issued to employees of or other service providers to the Company or the Subsidiaries pursuant to any form of incentive compensation authorized in accordance herewith, (iii) Capital Securities or Convertible Securities of the Company or any Subsidiary issued in connection with a share or stock split, share or stock dividend, combination, reorganization, recapitalization or other similar event, (iv) Capital Securities of the Company or any Subsidiary issued in conjunction with leases, equipment financing and high yield, mezzanine or senior debt financings authorized in accordance herewith, (v) Capital Securities of the Company or any Subsidiary issued in connection with acquisitions of the Capital Securities or assets of other entities, including, without limitation, by way of merger, consolidation or purchase, which acquisitions are authorized in accordance herewith and (vi) Capital Securities of a Subsidiary issued by such Subsidiary to the Company or any other Subsidiary.

      "FAMILY GROUP" means as to any individual, such individual's descendants (whether natural or adopted), such individual's siblings, such individual's sibling's descendants, such individual's spouse, such individual's spouse's descendants (whether natural or adopted), or any trust, limited partnership, limited liability company or other entity established for the primary benefit of any of the foregoing persons (whether natural or adopted) for estate planning purposes.

      "FIRST OFFER" has the meaning specified in Section 9.2.

      "FIRST OFFER DATE" has the meaning specified in Section 9.2.

      "FIRST OFFER EXPIRATION DATE" has the meaning specified in Section 9.2.

      "FISCAL PERIOD" means a calendar year or any portion thereof for which the Company is required to make allocations or distributions pursuant to Article V.

      "GAAP" means generally accepted accounting principles, applied on a consistent basis, (a) as set forth in opinions of the accounting principles board of the American Institute of Certified Public Accountants ("AICPA") and in the Financial Accounting Standards Board ("FASB") statements that are applicable in the circumstances as of the date in question, and (b) where not inconsistent with such opinions and statements, as set forth in other AICPA publications and guidelines or which otherwise arise by custom for the particular industry; and the requirement that such principles be applied on a consistent basis means that the accounting principles in a current period are comparable in all material respects to those applied in the immediately preceding period.

      "GROSS ASSET VALUE" means, with respect to any asset, such asset's adjusted basis for federal income tax purposes, except as follows:

            (i) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as agreed to by the contributing Member and the Board;

            (ii) the Gross Asset Value of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Board, as of the following times: (a) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Company to a Member of more than a de minimis amount of Company assets as consideration for an interest in the Company; and (c) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-l(b)(2)(ii)(g); provided, however, that adjustments pursuant to clause (a) and clause (b) of this sentence shall be made only if the Board reasonably determines such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company.

            (iii) the Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution, as determined by the Member receiving such distribution and the Board.

      If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraph (i) or paragraph (ii) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

      "GROUP" means as to any Person other than an individual, (i) in the case of a partnership, (A) such partnership and any of its limited or general partners, (B) any corporation or other business organization to which such partnership shall sell all or substantially all of its assets or with which it shall be merged, (C) any Affiliate of such partnership and (D) any direct or indirect beneficial owner of such partnership; (ii) in the case of a corporation, (A) such corporation and any of its stockholders, (B) any corporation or other business organization to which such corporation shall sell or transfer all or substantially all of its assets or with which it shall be merged, (C) any Affiliate of such corporation and (D) any direct or indirect beneficial owner of such corporation; and (iii) in the case of a limited liability company, (A) such limited liability company and any of its members,
(B) any corporation or other business organization to which such limited liability company shall sell all or substantially all of its assets or with which it shall be merged, (C) any Affiliate of such limited liability company and (D) any direct or indirect beneficial owner of such limited liability company. Without limitation of the foregoing, the "Spectrum Group" includes each of the Persons listed in clause (i) of the definition of "Institutional Investor Member(s)", and the "Providence Group" includes each of the Persons listed in clause (ii) of the definition of "Institutional Investor Member(s)".

      "HAT CORP." has the meaning set forth in the Recitals.

      "HAT CORP. STOCK" means the Capital Securities of HAT Corp.

      "HOLDING CORP." means a corporate entity that is owned directly by the Company and that either is a successor in interest (by merger or consolidation) to both CCHI and HAT Corp. or that holds all of the issued and outstanding Capital Securities of CCHI and HAT Corp., or following the sale of all of the issued and outstanding Capital Securities of either CCHI or HAT Corp., the other of CCHI or HAT Corp., which ever shall then remain a Subsidiary of the Company.

      "HSR ACT" has the meaning specified in Section 6.2.

      "ICC" means the Illinois Commerce Commission.

      "ICC APPROVAL" has the meaning specified in Section A.2.

      "ICC APPROVAL DATE" has the meaning specified in Section A.2.

      "ICTC CAPITAL COMMITMENT" has the meaning specified in Section 4.2.

      "INDEBTEDNESS" means all obligations, contingent and otherwise, that in accordance with GAAP should be classified on the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including without limitation, in any event and whether or not so classified: (i) all indebtedness for borrowed money, whether direct or indirect; (ii) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (iii) all guaranties, endorsements and other contingent obligations whether direct or indirect in respect of Indebtedness or performance of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise, and (iv) obligations to reimburse issuers of any letters of credit.

      "INSTITUTIONAL INVESTOR MEMBER(s)" means, collectively, (i) Spectrum Equity Investors IV, L.P., Spectrum Equity Investors Parallel IV, L.P., Spectrum IV Investment Managers' Fund, L.P., Spectrum Equity Investors III, L.P., SEI Entrepreneurs' Fund, L.P. and Spectrum III Investment Managers' Fund, L.P. and
(ii) Providence Equity Partners IV, L.P. and Providence Equity Operating Partners IV, L.P.

      "INTEREST INCOME" has the meaning specified in Section 5.3.

      "INVESTOR MEMBERS" means the Institutional Investor Members, Lumpkin LLC and their respective Permitted Transferees.

      "LIEN" means (a) any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon any property or assets of any character, or upon the income or profits therefrom; (b) any acquisition of or agreement to have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement (including a capitalized lease); or (c) any sale, assignment, pledge or other transfer for security of any accounts, general intangibles or chattel paper, with or without recourse; excluding in each instance the lien of this Agreement.

      "LIQUIDATING TRUSTEE" has the meaning specified in Section 13.3.

      "LIQUIDATION EVENT" means one of the events described in Section 13.2.

      "LUMPKIN" means Richard Lumpkin.

      "LUMPKIN APPRAISER" has the meaning specified in Section 9.2.

      "LUMPKIN DIRECTORS" refers to the individuals designated by Lumpkin LLC to serve as Directors in accordance with Section 6.2 or Section 6.3, which ever shall be in effect.

      "LUMPKIN GROUP" means Lumpkin, Lumpkin LLC, all members of Lumpkin LLC and all members of Lumpkin's Family Group.

      "LUMPKIN LLC" means Central Illinois Telephone, LLC, a manager managed Delaware limited liability company owned by Lumpkin, certain members of Lumpkin's Family Group, the individuals listed in Schedule B hereto and such other Persons admitted as members thereof who are reasonably acceptable to the Institutional Investor Members, for the purpose of making a Capital Contribution to, and holding Membership Interests in, the Company as contemplated hereby, and of which Lumpkin is the sole manager.

      "MAJORITY DIRECTORS" means at any time Directors having more than 50% of the total number of votes (as provided in Section 6.1(c)) that may be cast by all Directors then in office.

      "MAJORITY INVESTORS" means Investor Members having more than 50% of the combined number of Common Shares held by all of the Investor Members.

      "MAJORITY PARTICIPATING INVESTORS" has the meaning specified in Section
9.1.

      "MANAGEMENT INCENTIVE POOL" means up to 1,000,000 Common Shares or such greater number thereof as may be approved by the Board, or Convertible Securities with respect thereto, reserved for issuance at the Board's discretion to Persons who are employed by the Company or any Subsidiary, or any individual serving as a Director who is not an Affiliate of any of the Investor Members.

      "MEMBER" means the persons listed on Schedule A hereto, and includes any Person admitted as an additional Member or a substitute Member pursuant to the provisions of this

Agreement, in such Person's capacity as a member of the Company, and "MEMBERS" means two (2) or more of such Persons when acting in their capacities as members of the Company.

      "MEMBERSHIP RIGHTS" means all legal and beneficial ownership interests in, and rights and duties as a Member of, the Company, including, without limitation, the right to share in Profits and Losses, the right to receive distributions of cash and other property from the Company, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from the Company.

      "NEWCO" has the meaning specified in Section 10.1.

      "NEW SECURITIES" means Capital Securities of the Company or any Subsidiary issued after the date hereof other than Excluded Securities.

      "NON CCI COMPANIES" has the meaning specified in Section A.4.

      "NOTICE OF PROPOSED ISSUANCE" has the meaning specified in Section 8.1.

      "OFFER EXPIRATION DATE" has the meaning specified in Section 7.2.

      "OFFER NOTICE" has the meaning specified in Section 7.2.

      "OFFERED NEW SECURITIES" has the meaning specified in Section 8.1.

      "OFFERED SHARES" has the meaning specified in Section 7.2.

      "OFFEREE" has the meaning specified in Section 7.2.

      "OTHER BUSINESS APPRAISED VALUE" has the meaning specified in Section 9.2.

      "OTHER BUSINESS APPRAISER ESTIMATE" has the meaning specified in Section 9.2.

      "OTHER BUSINESSES" has the meaning specified in Section 9.2.

      "OTHER BUSINESS SALE" means the sale of the Other Businesses, however accomplished, whether by merger or otherwise, to one or more other Persons that are not Affiliates of any of the Investor Members in one or more transactions after giving effect to which and the consummation of the CCHI Closing all of Indebtedness of the Subsidiaries outstanding immediately prior thereto is paid and satisfied in full.

      "OTHER BUSINESS VALUE" has the meaning specified in Section 9.2.

      "PARTICIPATING INVESTOR" has the meaning specified in Section 9.1.

      "PARTICIPATION NOTICE" has the meaning specified in Section 9.1.

      "PERMITTED TRANSFEREE" means a Person who receives a Transfer of Shares that is permitted under Section 7.1(b).

      "PERSON" includes any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

      "PROFITS" and "LOSSES" means, for each fiscal period, an amount equal to the Company's taxable income or loss for such fiscal period, determined in accordance with Section 703(a) of the Code (but including in taxable income or loss, for this purpose, all items of income, gain, loss, deduction or credit required to be stated separately pursuant to Section 703(a)(1) of the Code), with the following adjustments:

            (i) any income of the Company exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

            (ii) any expenditures of the Company described in Section 705(a)(2)(B) of the Code (or treated as expenditures described in Section 705(a)(2)(B) of the Code pursuant to Treasury Regulation Section
1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

            (iii) in the event the Gross Asset Value of any Company asset is adjusted in accordance with paragraph (ii) or paragraph (iii) of the definition of "Gross Asset Value" above, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

            (iv) gain or loss resulting from any disposition of any asset of the Company with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value; and

            (v) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal period or other period, computed in accordance with the definition of "Depreciation" above.

      "PROPORTIONATE SHARE" has the meaning specified in Section 8.1.

      "PROPOSED TRANSFEREE" has the meaning specified in Section 7.2.

      "PROVIDENCE DIRECTOR" refers to the individual designated by Providence Equity Partners IV, L.P. to serve as a Director in accordance with Section 6.2 or 6.3, which ever shall be in effect.

      "PROVIDENCE GROUP" has the meaning specified in Section 6.2.

      "PUBCO" means which ever of Newco, Holding Corp. or other Person the Capital Securities of which are issued in a Public Offering.

      "PUBLIC OFFERING" means (i) a public offering of common stock of PUBCO or any one or more of the Subsidiaries in accordance with the Securities Act of 1933, as amended, (ii) a public offering of income deposit securities or interests in an income trust, income fund or mutual fund trust that would involve the public issuance of common equity securities of the Company or PUBCO or (iii) other transaction that creates a public market, directly or indirectly, for the Company or PUBCO common equity securities.

      "PUBLIC SECURITIES" means Capital Securities of a Person (other than PUBCO or any Subsidiary or Affiliate of the Company) of a class that is traded on a U.S. national securities exchange or the NASDAQ National Market System.

      "PUBLIC STOCK" means the Capital Securities that are sold in a Public Offering.

      "PURCHASING MEMBERS" has the meaning specified in Section 7.2.

      "PUT BREACH EVENT" means either (i) the Appraised Value not for any reason being determined in accordance with Section 9.1(b) within seventy-five (75) days of the date the Company is in accordance with Section 16.4 given an Appraisal Notice therefor in accordance with Section 9.1(a), (ii) the Company's failure for any reason to pay in full in immediately available funds the Put Price for any Class A Preferred Shares or Common Shares at any Put Closing in accordance with Section 9.1(f), or (iii) a Put Closing not occurring for any reason on or before the 120th day following the delivery of a Put Notice; provided, however, that if the Company shall have made all requisite filings with all appropriate governmental agencies to obtain or comply with all governmental Required Consents with respect to such Put Closing on or before the thirtieth (30th) day following the delivery of a Put Notice, then a "Put Breach Event" shall have occurred for purposes of this clause (iii) if a Put Closing has not occurred for any reason on or before the earlier of (x) the 180th day following the delivery of a Put Notice and (y) the tenth (10th) Business Day following receipt of all governmental Required Consents with respect to such Put Closing. Notwithstanding the foregoing, no Put Breach Event shall be deemed to occur pursuant to clauses
(i), (ii) or (iii) of the preceding sentence if the failure of the event(s) described therein to have occurred (A) results from the failure of one or more of the Institutional Investor Members to comply with its covenant contained in
Section 9.1(h) or (B) occurs notwithstanding the full compliance by Lumpkin and Lumpkin LLC with their obligations under Section 9.1, including, without limitation, those arising under Section 9.1(h).

      "PUT CLOSING" has the meaning specified in Section 9.1.

      "PUT NOTICE" has the meaning specified in Section 9.1.

      "PUT PRICE" has the meaning specified in Section 9.1.

      "PUT RIGHT" has the meaning specified in Section 9.1.

      "PUT RIGHTS" has the meaning specified in Section 9.1.

      "PUT SECURITIES" has the meaning specified in Section 9.1.

      "REQUESTER" has the meaning specified in Section 9.1.

      "REQUESTER APPRAISER" has the meaning specified in Section 9.1.

      "REQUIRED CONSENTS" has the meaning specified in Section 6.2.

      "SALE NOTICE" has the meaning specified in Section 5.3.

      "SALE OF THE COMPANY" means (a) a merger or consolidation of the Company into or with any other Person or Persons in a transaction that would result in more than 50% of the voting Capital Securities of the surviving entity in such transaction that are outstanding immediately after the consummation thereof being held by a Person or Persons other than Persons who individually or collectively hold more than 50% of the total number of Shares immediately prior to the consummation thereof or (b) a single transaction or a series of transactions pursuant to which a Person or Persons who do not individually or collectively hold more than 50% of the total number of Shares immediately prior to such transaction or first of a series of transactions acquire either (i) more than 50% of the total number of Shares and the power to elect a majority of the Board or (ii) all or substantially all of the Company's assets, determined on a consolidated basis, including in connection with a liquidation or dissolution of the Company. Notwithstanding the foregoing, an issuance of Capital Securities by the Company in a bona fide capital raising transaction or in a transaction of the type described in clauses (v) or (vi) of the definition of "Excluded Securities" hereunder that results in a change of the type described in clauses
(a) or (b) above shall not be a "Sale of the Company" hereunder if after giving effect thereto Lumpkin LLC's special voting rights under Section 6.3(b)(ii) and rights under Section 9.2 continue in effect.

      "SECURITIES LAWS" means the U.S. Securities Act of 1933, as amended, the U.S. Securities Exchange Act of 1934, as amended, and each and every other securities law of the United States and the states thereof, and all rules and regulations promulgated under all of such laws.

      "SELLING MEMBERS" has the meaning specified in Section 7.2.

      "SERVICES AND FACILITIES AGREEMENT" means the Services and Facilities Agreement dated on or about December 30, 2002 among the CCI Companies (other than CCHI).

      "SHARES" means, collectively, Class A Preferred Shares and Common Shares.

      "SPECIAL RIGHTS TERMINATION EVENT" means any of a (i) Board Shift Event,
(ii) a Put Breach Event, (iii) a Public Offering, (iv) Lumpkin LLC or Lumpkin purchasing the CCHI Stock, whether in accordance with Section 9.2 or otherwise or (v) if Lumpkin LLC accepts a First Offer, its failing thereafter to purchase the CCHI Stock in accordance with Section 9.2 other than by reason of a breach by the Company or the Institutional Investors.

      "SPECTRUM DIRECTOR" refers to the individual designated by Spectrum Equity Investors IV, L.P. to serve as a Director in accordance with Section 6.2 or
Section 6.3, which ever shall be in effect.

      "SPECTRUM GROUP" has the meaning specified in Section 6.2.

      "SUBSIDIARY BOARD" has the meaning specified in Section 6.3.

      "SUBSIDIARY(IES)" means CCHI, HAT Corp. and any other Person the majority of the Capital Securities of which, directly or indirectly through CCHI, HAT Corp. or one or more other Persons, (i) the Company has the right to acquire or
(ii) is owned or controlled by the Company. As used in this definition, "control", including, its correlative meanings, "controlled by" and "under common control with", shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of Capital Securities by contract or otherwise).

      "TAG-ALONG NOTICE" has the meaning specified in Section 7.2.

      "TAG-ALONG PERIOD" has the meaning specified in Section 7.2.

      "TAX MATTERS PARTNER" has the meaning specified in Section 11.3.

      "THIRD APPRAISER" has the meaning specified in Section 9.1.

      "THIRD CCHI APPRAISER" has the meaning specified in Section 9.2.

      "THIRTY DAY PERIOD" has the meaning specified in Section 8.1.

      "TRANSFER" means with respect to Shares or other property, any transfer, sale, gift, exchange, assignment, pledge or the creation of any Lien on or making any other disposition thereof.

      "TRANSFERRING HOLDER" has he meaning specified in Section 7.2.

      "TXU" has the meaning set forth in the Recitals.

      "TXU ACQUISITION" means the consummation of the purchase and sale transactions contemplated by the TXU Purchase Agreement.

      "TXU ACQUISITION CLOSING DATE" has the meaning set forth in the Recitals.

      "TXU CAPITAL COMMITMENT" has the meaning specified in Section 4.2.

      "TXU PURCHASE AGREEMENT" has the meaning specified in the Recitals.

      SECTION 1.2 HEADINGS.

      The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

                                   ARTICLE II
                           FORMATION AND ORGANIZATION

      SECTION 2.1 NAME AND FORMATION.

      The name of the Company is Homebase Acquisition, LLC. All Company business shall be conducted in the name of "Homebase Acquisition, LLC" or such other names that comply with applicable law as the Board may select from time to time.

      SECTION 2.2 PRINCIPAL PLACE OF BUSINESS.

      The principal office of the Company is P.O. Box 1234, Mattoon, IL 61938, and may be changed to such other place within or without the State of Delaware as may be determined from time to time by the Board.

      SECTION 2.3 REGISTERED OFFICE AND REGISTERED AGENT.

      The Company's initial registered agent and office shall be Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The Company may change its registered agent or registered office to any other place or places in the State of Delaware as may be determined from time to time by the Board.

      SECTION 2.4 TERM.

      The term of the Company shall be perpetual, unless the Company is dissolved in accordance with the provisions of this Agreement.

      SECTION 2.5 NO STATE LAW PARTNERSHIP.

      The Members intend that the Company (i) shall be taxed as a partnership for all applicable federal, state and local income tax purposes and (ii) shall not be a partnership or joint venture for any other purpose, and that no Member or any Director shall, by virtue of this Agreement, be a partner or joint venturer of any other Member or Director.

                                   ARTICLE III
                        PURPOSE AND POWERS OF THE COMPANY

      SECTION 3.1 PURPOSE.

      The Company is formed for the object and purpose of holding Capital Securities of Persons that engage, directly or indirectly, in the development of local exchange telecommunications systems and related businesses, including, without limitation, operator services, telecommunications equipment sales, telemarketing services and mobile services, and may engage in any other business activity permitted under the Act as the Board may determine from time to time.

      SECTION 3.2 POWERS OF THE COMPANY.

      (a) Subject to the provisions of this Agreement, the Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes set forth in Section 3.1, including, without limitation, the power to do the following:

            (i) to acquire by purchase, lease, contribution of property or otherwise, own, hold, operate, maintain, finance, improve, lease, sell, convey, mortgage, transfer, demolish or dispose of any real or personal property, tangible and intangible, that may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

            (ii) to enter into, perform and carry out contracts of any kind, including, without limitation, contracts with any Member, any Affiliate thereof, or any agent of the Company necessary to, in connection with, convenient to, or incidental to the accomplishment of the purposes of the Company;

            (iii) to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of corporations, associations, general or limited partnerships (including, without limitation, the power to be admitted as a partner thereof and to exercise the rights and perform the duties created thereby), trusts, limited liability companies (including, without limitation, the power to be admitted as a member thereof and to exercise the rights and perform the duties thereof), or individuals or direct or indirect obligations of the United States or of any government, state, territory, governmental district or municipality or of any instrumentality of any of them;

            (iv) to lend money for its proper purpose, to invest and reinvest its funds, to take and hold real and personal property as collateral security for the payment of funds so loaned or invested;

            (v) to sue and be sued, complain and defend, and participate in administrative or other proceedings, in its name;

            (vi) to appoint employees and agents of the Company, and define their duties and fix their compensation;

            (vii) to indemnify any Person in accordance with the Act and to obtain any and all types of insurance;

            (viii) to cease its activities and cancel its Certificate of Formation;

            (ix) to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the Company;

            (x) to borrow money and issue evidences of indebtedness, and to secure the same by a mortgage, pledge or other lien on the assets of the Company;

            (xi) to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities; and

            (xii) to make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purpose of the Company.

      SECTION 3.3 UNRELATED BUSINESS TAXABLE INCOME.

      Notwithstanding any provision of this Agreement to the contrary, the Company shall not, and the Board shall not cause or permit the Company to undertake any activity, operate any trade or business, or take any action, including, without limitation, the borrowing of money or the incurring of any other indebtedness, obligation or liability, that would cause any Member, any partner of a Member, or any Person owning, directly or indirectly, any interest in a Member or the Company, whose income is exempt from Federal income tax, to have or incur any unrelated business taxable income (as defined in Section 511 through 514 of the Code) on account of such activity or action without the prior written consent of Spectrum Equity Investors IV, L.P. and Providence Equity Partners IV, L.P., which consent may be granted, withheld or conditioned in each such Member's respective sole and absolute discretion; provided, however, that
(i) the Company shall have no liability or obligation under this Section 3.3 to Spectrum Equity Investors IV, L.P., any partner thereof or any Person owning, directly or indirectly, any interest therein, with respect to any action, transaction, activity or matter approved or consented to by the Spectrum Director, and (ii) the Company shall have no liability or obligation under this Section 3.3 to Providence Equity Partners IV, L.P., any partner thereof or any Person owning, directly or indirectly, any interest therein, with respect to any action, transaction, activity or matter approved or consented to by the Providence Director; and provided further, that the nonrecourse guaranty of the Company (secured solely by the stock of the Company's direct corporate subsidiaries) contemplated in connection with the financing of the TXU Acquisition is hereby acknowledged to comply with this
Section 3.3.

                                   ARTICLE IV
             SHARES, CAPITAL CONTRIBUTIONS, NATURE OF INTERESTS AND
                        ESTABLISHMENT OF CAPITAL ACCOUNTS

      SECTION 4.1 SHARES.

      There are hereby established and authorized for issuance the following:
(i) 182,000 Class A Preferred Shares and such additional number of Class A Shares as the Company shall be obligated to issue in accordance with the letter agreement dated December 30, 2002 among the Company, the Investor Members (or Affiliates thereof) and other Persons, and the letter agreement in the form of Exhibit C hereto to be entered into on the TXU Acquisition Closing Date in accordance with Section A.5; and (ii) 10,000,000 Common Shares. All of such Common Shares and Class A Preferred Shares are as of the date hereof either issued or reserved for issuance in accordance with Section 4.2, except for any unissued Common Shares forming a part of the Management Incentive Pool. No Shares or other interests purporting to confer Membership Rights shall be issued unless they have been authorized for issuance by the Company under the terms of this Agreement. All Shares shall be represented by certificates issued by the Company in substantially the form attached hereto as Exhibit A.

      SECTION 4.2 MEMBERS' CAPITAL CONTRIBUTIONS.

      (a) Lumpkin has previously sold, transferred, conveyed and assigned to the Company all issued and outstanding Capital Securities of CCHI free and clear of all Liens. Lumpkin represents and warrants to the Company and each of the Investor Members that, after giving effect to such sale, transfer, conveyance and assignment, (i) the Company became the record and beneficial owner of all of the issued and outstanding Capital Securities of CCHI free and clear of all Liens (other than those imposed thereon by the Company) and (ii) at such time there were no securities or obligations issued or outstanding that were convertible into or exercisable or exchangeable for Capital Securities of CCHI.

      (b) Each Investor Member made a cash Capital Contribution to the Company on December 30, 2002 in the amount set forth opposite such Investor Member's name on Schedule A under the heading "ICTC Capital Commitment" (such amount as to each Investor Member being referred to as such Investor Member's "ICTC Capital Commitment"). On December 30, 2002, each Investor Member made a cash Capital Contribution to the Company in immediately available funds in the amount set forth opposite such Investor Member's name on Schedule A hereto under the heading "ICTC Closing Date Capital Contribution", such amount being the difference between (i) each Investor Member's ICTC Capital Commitment, less (ii) the amount of expenses of the type described in Section 16.5 that such Investor Member had theretofore incurred and, but for the operation of this clause (ii) would have sought reimbursement for from the Company in accordance with Section 16.5 (such amounts having been theretofore funded by such Investor Member and being deemed for all purposes hereof to be Capital Contributions made by such Investor Member to the Company in like amounts). In consideration of the Investor Members making their respective ICTC Capital Commitments, the Company issued to each Investor Member as of July 16, 2002 the number of Common Shares set forth opposite such Investor Member's name on Schedule A under the heading "Common Shares issued in accordance with Section 4.2(b)". In consideration of the Investor Members making their respective Capital Contributions to the Company as referenced in this Section 4.2(b), the Company issued to the Investor Members the number of Class A Preferred Shares equal to the amount of their respective ICTC Capital Commitments divided by $1,000 (as reflected on Schedule A under the heading "Class A Preferred Shares issued in accordance with Section 4.2(b)", which Class A Preferred Shares shall for purposes of calculating the Class A Preferred Return thereon be deemed to have been issued as follows (and the Share certificates evidencing such Class A Preferred Shares shall reflect the same):

I.    Lumpkin LLC
      -----------
                             Class A Preferred Shares       Date Deemed Issued
                             ------------------------       ------------------
                             470.79397                      April 19, 2002
                             973.12283                      September 1, 2002
                             29,556.0832                    December 30, 2002
II.   Providence Group
      ----------------
                             Class A Preferred Shares       Date Deemed Issued
                             ------------------------       ------------------
                             772.89428(1)                   November 15, 2002
                             30,227.10572(1)                December 30, 2002
III.  Spectrum Group
      --------------
                             Class A Preferred Shares       Date Deemed Issued
                             ------------------------       ------------------
                             772.89428(2)                   November 15, 2002
                             30,227.10572(2)                December 30, 2002

      (c) Each Investor Member, severally, hereby commits to make a cash Capital Contribution to the Company on the TXU Acquisition Closing Date of the amount set forth opposite such Investor Member's name on Schedule A under the heading "TXU Capital Commitment" (such amount as to each Investor Member being referred to as such Investor Member's "TXU Capital Commitment"). Immediately prior to the consummation of the TXU Acquisition on the TXU Acquisition Closing Date, each Investor Member shall make a cash

---------------

(1) Allocated among the members of the Providence Group pro rata in accordance with their relative Capital Contributions.

(2) Allocated among the members of the Spectrum Group pro rata in accordance with their relative Capital Contribution.

Capital Contribution to the Company in immediately available funds in the amount of such Investor Member's TXU Capital Commitment. Upon an Investor Member making the Capital Contribution to the Company in accordance with this Section 4.2(c), the Company shall issue to such Investor Member a number of Class A Preferred Shares equal to the amount of such Investor Member's TXU Capital Commitment divided by $1,000 (as reflected on Schedule A under the heading "Class A Preferred Shares issued on TXU Closing Date", which Class A Preferred Shares shall for purposes of calculating the Class A Preferred Return thereon be deemed to have been issued as of the date such Capital Contribution is made (and the Share certificates evidencing such Class A Preferred Shares shall reflect the same).

      (d) Lumpkin hereby agrees to be jointly and severally liable for Lumpkin LLC's obligations under this Section 4.2. Without limitation of the foregoing, Lumpkin shall be obligated to make the Capital Contribution contemplated by
Section 4.2(c) by Lumpkin LLC immediately prior to the consummation of the TXU Acquisition on the TXU Acquisition Closing Date as fully if Lumpkin were named as an "Investor Member" hereunder instead of Lumpkin LLC in the event Lumpkin LLC fails to make such Capital Contribution. The Company and each of the Investor Members shall have the right to enforce against Lumpkin or any Investor Member, as the case may be, such Person's obligations to make Capital Contributions under Section 4.2(c).

      (e) Except as contemplated by this Section 4.2, no Member shall be required to make any Capital Contribution to the Company.

      (f) For all tax, accounting, valuation and other reporting purposes, the Investor Members shall be deemed to have paid $0.0001 for each Common Share issued in accordance with this Section 4.2, and all additional amounts contributed by the Investor Members shall be allocated for all tax, accounting, valuation and other reporting purposes to their Class A Preferred Shares. Neither the Company nor any Member shall take any position that is contrary to such allocation.

      SECTION 4.3 NATURE OF INTERESTS.

      The Shares shall for all purposes be personal property. No Member has any interest in specific Company property. Each Member hereby waives any and all rights such Person may have to initiate or maintain any suit or action for partition of the Company's assets.

      SECTION 4.4 CAPITAL ACCOUNTS.

      (a) An individual Capital Account shall be established and maintained for each Member in accordance with the rules of Treasury Regulations
Section 1.704-1(b)(2)(iv). The balance of each Investor Member's Capital Account after giving effect to the contributions set forth in Section 4.2 is as set forth on Schedule A hereto. Each Member's Capital Account shall be increased by
(i) the amount of money contributed by such Member to the Company, (ii) the Gross Asset Value of property contributed by such Member to the Company (net of liabilities secured by the contributed property that the Company is considered to assume or take subject to under Section 752 of the Code), and (iii) allocations to such Member of Profit (or items thereof). Each Member's Capital Account shall be decreased by (i) the amount of money distributed to such Member by the Company, (ii) the Gross Asset Value of property distributed to such Member by the Company (net of liabilities secured by the distributed property that the Member is considered to assume or take subject to under Section 752 of the Code), (iii) allocations to such Member of Loss (or items thereof). The Capital Accounts also shall be maintained and adjusted as permitted by the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f) and as required by the other provisions of Treasury Regulation Section 1.704-1(b)(2)(iv) and Section 1.704-1(b)(4). On the transfer of all or a portion of a Member's Shares, the Capital Account of the transferor that is attributable to the transferred Shares shall carry over to the transferee Member in accordance with the provisions of Treasury Regulation
Section 1.704-1(b)(2)(iv)(1).

      SECTION 4.5 NEGATIVE CAPITAL ACCOUNTS.

      No Member shall be required to pay to any other Member or the Company any deficit or negative balance that may exist from time to time in such Member's Capital Account (including upon and after dissolution of the Company).

      SECTION 4.6 NO WITHDRAWAL.

      No Member shall be entitled to resign from the Company or withdraw all or any portion of such Member's Capital Contributions or the balance of such Member's Capital Account, or to receive any distribution from the Company, except as expressly provided herein.

      SECTION 4.7 LOANS FROM MEMBERS.

      Loans by Members to the Company shall not be considered Capital Contributions. If any Member shall advance funds to the Company in excess of the amounts required hereunder to be contributed by such Member to the capital of the Company, the making of such advances shall not result in any increase in the amount of the Capital Account of such Member unless otherwise agreed by the Company and such Member. The amount of any such advances that are not agreed to be additional Capital Contributions shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such advances are made.

                                    ARTICLE V
                         ALLOCATIONS AND DISTRIBUTIONS

      SECTION 5.1 ALLOCATIONS OF PROFITS AND LOSSES.

      (a) Subject to Section 5.1(c), Profits for each Fiscal Period shall be allocated in the following order of priority:

            (i) First, to the Members until cumulative Profits allocated to the Members in accordance with this Section 5.1(a) equals the cumulative Losses allocated to the Members for the Company's current and all prior Fiscal Periods in accordance with Section 5.1(b), such Profits to be allocated among the Members in the reverse order and in the same relative amounts that the Members were allocated Losses in accordance with Section 5.1(b);

            (ii) Second, to the holders of Class A Preferred Shares, pro rata in accordance with the relative Class A Liquidation Preferences in respect of Class A Preferred Shares held by them, until the Capital Account balance of each holder of Class A Preferred Shares (as adjusted to reflect any allocation of Profit under Section 5.1(a)(i) for such Fiscal Period) equals the Class A Liquidation Preference of all Class A Preferred Shares held by each such holder as of the end of such Fiscal Period; and

            (iii) Third, to the holders of Common Shares, pro rata in accordance with their relative holdings of Common Shares.

      (b) Subject to Section 5.1(c), Losses for each Fiscal Period shall be allocated to the Members in the following order of priority:

            (i) First, until the cumulative Losses allocated in accordance with this Section 5.1(b)(i) equal the cumulative Profits allocated to the Members in accordance with Section 5.1(a) for the Company's current and all prior Fiscal Periods (and not previously offset by this Section 5.1(b)), Losses for each Fiscal Period shall be allocated to the Members in the reverse order and in the proportion in which the Members were previously allocated such cumulative Profits in accordance with Section 5.1(a); and

            (ii) Second, to the Members, pro rata, in accordance with their relative holdings of Common Shares.

      (c) The Losses allocated in accordance with Section 5.1(b) shall not exceed the maximum amount of Losses that can be so allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Period. All Losses in excess of such limitation shall be allocated (i) to the Members who would not have an Adjusted Capital Account Deficit as a result of such allocation (pro rata, in proportion to the excess of each such Member's Capital Account over the amount of such allocations that would cause such Member to have an Adjusted Capital Account Deficit). Any Losses allocated pursuant to this Section 5.1(c) shall be reversed with an allocation of Profits prior to any allocations pursuant to Section 5.1(a), in the reverse order as such Losses were allocated.

      SECTION 5.2 TAX ALLOCATIONS.

      Income and loss of the Company (and all items thereof) as calculated for tax purposes shall be allocated among the Members to the greatest extent practicable in the same manner as allocations of Profits and Losses (and all items thereof) for book purposes (as set forth in Section

5.1). Notwithstanding the foregoing, all allocations of income and loss shall be made in a manner which complies with Sections 704(b) and (c) of the Code and the Treasury Regulations promulgated thereunder.

      SECTION 5.3 DISTRIBUTIONS.

      (a) (i) All distributions made by the Company shall be made to the Members in the following order of priority:

            (A) First, to the holders of Class A Preferred Shares, pro rata in accordance with the relative Class A Liquidation Preferences in respect of Class A Preferred Shares held by them, until the Class A Liquidation Preference of each Class A Preferred Share has, in accordance with Section 5.3(a)(ii) has been reduced to zero; and

            (B) Second, to the holders of Common Shares, pro rata in accordance with their relative holdings thereof.

            (ii) Any amounts distributed to holders of Class A Preferred Shares under Section 5.3(a)(i)(A) shall be credited first to the payment of the cumulative Class A Preferred Return thereon until the cumulative amount treated as payments of Class A Preferred Return under this Section 5.3(a)(ii) equals the cumulative Class A Preferred Return on all of the Class A Preferred Shares as of the date of any such distributions, and then any amounts so distributed shall be credited to the reduction of the Class A Contribution Accounts of the Class A Preferred Shares.

      (b) In the event of the dissolution and liquidation of the Company, the assets of the Company shall be disbursed in the following order of priority:

            (i) first, to make payment of all debts and liabilities owing to creditors and the expenses of dissolution or liquidation;

            (ii) second, to establish such reserves as reasonably deemed by the Board necessary for any contingent or unforeseen liabilities or obligations of the Company; and

            (iii) third, in accordance with the priority established by Section 5.3(a).

      (c) Subject to the provisions of Section 9.2, the Company may, at the election of the Board, distribute the Company's assets to the Members in kind to the extent such assets consist of Capital Securities of Subsidiaries or other Persons (including, without limitation, CCHI Stock and HAT Corp. Stock), in lieu of liquidating such assets, provided that (i) (except as provided in Article IX) to the extent such assets consist of different Capital Securities, such assets shall be distributed to the Members so that as nearly as practicable each Member receives in accordance with Section 5.3(a) such Member's pro rata share of each different type of asset being distributed and (ii) if any assets of the Company are to be distributed in kind, the Capital Accounts of the Members shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(e) and such assets shall be distributed on the basis of the fair market value thereof (without taking

Code Section 7701(g) into account). The fair market value of such assets shall be that which is determined by the Board in good faith.

      (d) Upon the dissolution of the Company immediately prior to the consummation of a Public Offering of PUBCO common stock, the Company shall in accordance with Section 5.3(c) distribute its holdings of PUBCO Capital Securities to the Members.

      (e)   Notwithstanding any provision of the Act, except as provided in
Article IX, no Person that ceases to be a Member of the Company shall be entitled to receive prior to the dissolution and winding up of the Company the fair value of such Person's interest in the Company prior to the dissolution and winding up of the Company.

      (f) Subject to Section 9.2, the Company shall notify each of the Investor Members of a proposed Sale of the Company as soon as practicable in advance of the consummation thereof (such notice being referred to as the "Sale Notice") and, as soon as practicable following the consummation of such Sale of the Company (but in no event less than ten (10) Business Days after the delivery of the Sale Notice), shall make distributions in accordance with Section 5.3(a); provided that (i) no such distributions shall be made with respect to any such Sale of the Company if the Board waives the application of this provision in connection with such transaction.

      (g) Notwithstanding Section 5.1 and Section 5.3, Profits in the form of interest and other sums earned on idle funds maintained in the Company before being contributed to one or more Subsidiaries (such Profits being referred to as "Interest Income") will be allocated among the Investor Members, pro rata in accordance with their relative cash Capital Contributions comprising such idle funds made in accordance with Section 4.2 (including, without limitation, Interest Income earned on the proceeds of the Capital Contributions made in accordance with Section 4.2(c), which will be allocated among the Investor Member's pro rata in accordance with their relative cash Capital Contributions made in accordance with Section 4.2(c)). The Company shall distribute to each Investor Member not later than 45 days after the end of such fiscal year an amount in cash equal to the Interest Income allocated to such Investor Member in respect of the preceding fiscal year in accordance with the first sentence of this Section 5.3(g). The Company's calculations of Interest Income, the allocation thereof and the making of distributions on account thereof as provided in this Section 5.3(g) shall be conclusive and binding on the Members absent manifest arithmetic error.

      (h) The Company shall be required to distribute to each person who was a Member during each fiscal year of the Company not later than 90 days after the end of such fiscal year an amount of the cash equal to 45% of the cumulative amount of taxable income and gain allocated to such Member on account of such Members Common Shares in accordance with Section 5.1(a)(i)(B) in the Company's U.S. income tax return filed or to be filed with respect to such fiscal year and all prior years and for which no distribution under this Section 5.3(h) has previously been made to such person. Notwithstanding the foregoing, no distribution shall be required under this Section 5.3(h) to be made to any Member with respect to any fiscal year if at or prior to the time such distribution is required to be made the Company shall have made or shall be making to such Member a distribution in an amount equal to or greater than the amount of the distribution otherwise contemplated by this Section 5.3(h). No distribution under this Section 5.3(h) shall be made if the making of such distribution would constitute a violation of the Act or other applicable law. Any distributions that are not made by reason of the preceding sentence shall be made as soon as reasonably practicable after the restrictions set forth in the previous sentence are no longer applicable. Distributions made under this
Section 5.3(h) shall be credited to each Member as if such Member had received such distribution in accordance with Section 5.3(a)(i)(B).

                                   ARTICLE VI
                              MANAGEMENT OF COMPANY

      SECTION 6.1 MANAGEMENT BY BOARD OF MANAGERS.

      (a) Except for situations in which the approval of one or more Members is expressly required by this Agreement or by nonwaivable provisions of applicable law, (i) the powers of the Company, including, without limitation, converting the Company into a corporation in accordance with Section 265 of the Delaware General Corporation Law, shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, a Board of Managers (the "Board"; and each member thereof being referred to as a "Director") and (ii) the Board may make all decisions and take all actions for the Company not otherwise provided in this Agreement. Without limitation of the foregoing, the Company shall have no authority to take any of the following actions or to cause any Subsidiary to take any of the following actions without the affirmative consent of the Majority Directors (except to the extent specifically provided for in a subsequent resolution of the Board adopted in accordance with this Agreement or in the then current annual plan approved in accordance with Section 11.4(c)): (a) issuances of Capital Securities or Convertible Securities (or the functional equivalent thereof in the case of Subsidiaries); (b) mergers, consolidations, liquidations and dissolutions and similar transactions (except as otherwise provided herein); (c) acquisitions or dispositions of businesses or assets outside the ordinary course of business;
(d) incurrences of Indebtedness (other than, in the case of any Subsidiary, working capital borrowings below $1,000,000 in the aggregate for all of the Subsidiaries) or granting of Liens on any Company or Subsidiary property to secure any Indebtedness; (e) capital investments in excess of $500,000; (f) material contracts or commitments in excess of $500,000 in any year; (g) transactions with any Investor Member (except as otherwise provided herein); (h) establishment of Board committees and appointments thereto; (i) waivers of material rights or settlement of litigation; (j) institution of material litigation and similar proceedings outside the ordinary course of business; (k) filing for protection under any bankruptcy or insolvency law; and (l) filing of any registration statement for securities of PUBCO, CCHI, HAT Corp. or any other Subsidiary.

      SECTION 6.2 MANAGEMENT PRIOR TO ICC APPROVAL DATE.

      Prior to the ICC Approval Date, the provisions of this Section 6.2 shall be in effect and shall define the parties' rights with respect to the management and control of the Company. From and after the ICC Approval Date, this Section
6.2 shall no longer be in effect (except that the meanings ascribed to the defined terms in Section 6.2 shall remain in effect), and Section 6.3 shall be in effect.

      (a) (i) Prior to the ICC Approval Date, there shall be four (4) Directors, who shall be designated as follows:

            (A) One (1) individual designated by Spectrum Equity Investors IV, L.P. or Permitted Transferees thereof, who initially shall be Kevin J. Maroni;

            (B) One (1) individual designated by Providence Equity Partners IV, L.P., who initially shall be Mark Pelson; and

            (C) Two (2) individuals designated by Lumpkin LLC, who initially shall be Lumpkin and Robert Currey.

            (ii) Notwithstanding the provisions of Section 6.2(a)(i) to the contrary, if Spectrum Equity Investors IV, L.P. or members of its Group (collectively, the "Spectrum Group"), Providence Equity Partners IV, L.P. or members of its Group (collectively, the "Providence Group") or the Lumpkin Group ceases to hold, collectively, at least 1,500,000 Common Shares (as equitably adjusted to reflect Common Share splits, dividends or combinations, reorganizations, recapitalizations, reclassifications and other similar events) (such an event being referred to as a "Board Right Termination Event"), then (x) in the case of a Board Right Termination Event with respect to the Spectrum Group, Spectrum Equity Investors IV, L.P. shall cease to have the right to designate a Director in accordance with Section 6.2(a)(i)(A), (y) in the case of a Board Right Termination Event with respect to the Providence Group, Providence Equity Partners IV, L.P. shall cease to have the right to designate a Director in accordance with Section 6.2(a)(i)(B) and (z) in the case of a Board Right Termination Event with respect to the Lumpkin Group, Lumpkin LLC shall cease to have a right to designate two Directors in accordance with Section 6.2(a)(i)(C). Thereafter, in lieu of a Spectrum Director, Providence Director or Lumpkin Directors, as the case may be, such Board seat (or seats) that were to be designated as contemplated by Section 6.2(a)(i) shall thereafter be filled by an individual elected by the Majority Investors. Any Director(s) so elected by the Majority Investors shall not have the status or rights hereunder as a "Spectrum Director", "Providence Director" or "Lumpkin Director", as the case may be.

      (b) (i) The vote or consent of the Majority Directors shall be necessary for the Board to take or consent to any action or matter. Each Director shall have one (1) vote on all matters voted upon by the Board; provided, however, that immediately upon the occurrence of either a Board Shift Event or a Put Breach Event, without further action or approval by the Board or any Member being necessary, both the Spectrum Director and the Providence Director shall have two (2) votes on all matters voted upon by the Board, and each of the Lumpkin Directors shall continue to have one vote on all matters voted on by the Board. If by reason of the occurrence of a Board Right Termination Event with respect to either the Spectrum Group or Providence Group there shall not be, as provided by Section 6.2(a)(ii), a Spectrum Director or Providence Director, then whichever of the Spectrum Director or Providence Director, as the case may be, shall be in office upon the occurrence of a Put Breach Event shall have four (4) votes on all matters voted upon by the Board, and each other Director shall continue to have one (1) vote on all matters voted on by the Board.

            (ii) In connection with any matter considered by the Board or the board of directors of any Non CCI Companies that does not affect the CCI Companies or the Company's interest therein (other than any matter subject to subsection (h) below), if the remaining members of the Board vote unanimously in favor for or against such matter, Lumpkin LLC will cause its designees on the Board to vote for or against such matter in the same manner as such other members of the Board.

      (c) Any Director designated hereunder shall be removed from the Board (and thereupon from all committees thereof) upon the written request of the Members who initially designated such Director in accordance with Section 6.2(a)(i); provided that, following a Board Right Termination Event, the Director or Directors designated in accordance with Section 6.2(a)(i) by the Investor Member incurring the same may be removed from the Board (and all committees thereof) upon the written request of the Majority Investors. In the event that any Person designated to serve on the Board is removed in accordance with this Section 6.2(c) or for any reason ceases to serve as a member of the Board during such Person's term of office, the resulting vacancy on the Board shall be filled by a Person designated by the Members that designated such Person's predecessor pursuant to Section 6.2(a)(i); provided that, following a Board Right Termination Event, the vacancy that the Investor Member incurring the same would, but for such Board Right Termination Event, had the right to fill in accordance with Section 6.1(b)(i) shall instead be filled by the Majority Investors. All actions taken by the Board in accordance with its authority hereunder as the same may be comprised during such time as there shall be a vacancy on the Board shall be valid and effective as the actions of the Board for all purposes, and no such action shall be invalid or ineffective for any purpose by reason of there being a vacancy on the Board at the time such action is taken.

      (d) Each Director shall hold office until such Director's successor is appointed as provided above or until such Director's earlier resignation or removal. Any Director may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time is specified therein, at the time of its receipt by the Company. The acceptance of a resignation shall not be necessary to make it effective, unless so expressly provided in the resignation.

      (e) If (i) a change in the respective voting power of the Spectrum Director and Providence Director upon the occurrence of a Board Shift Event or Put Breach Event in accordance with Section 6.2(b) or (ii) the consummation of the Put Closing or any Sale of the Company in accordance with Section 9.1(g), requires any prior governmental consent or the consent of any other Person or the prior compliance with any law or governmental regulation, including, without limitation, the prior compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") (obtaining such consents or the compliance with such laws or regulations being referred to as the "Required Consents"), then, upon the occurrence of a Board Shift Event or Put Breach Event or upon the delivery of a Put

Notice, as the case may be, the Company shall take any and all action, including, without limitation, filing any and all applications, notices, and other documents with the applicable governmental agencies or authorities, as and when one or more of the Institutional Investor Members shall request in order to obtain the Required Consents and shall pay all fees and charges payable to any governmental authority or agency, including, without limitation, any fees payable by any party in connection with any Required Consent under the HSR Act, in connection with obtaining the Required Consents. Each of the Spectrum Director and Providence Director shall have two (2) votes, and each of the Lumpkin Directors shall continue to have one (1) vote, on all matters relating to or connected with obtaining any Required Consents necessary to give effect to a change in the respective voting power of the Spectrum Director and Providence Director contemplated by the proviso contained in Section 6.2(b) above (provided that if at the time of a Board Shift Event or Put Breach Event there shall not in accordance with Section 6.2(a)(ii) be a Spectrum Director or Providence Director, then whichever of the Spectrum Director or Providence Director, as the case may be, shall then be in office shall have four (4) votes, and each other Director shall have one (1) vote, on all such matters).

      (f) The Company shall at all times cause CCHI's, HAT Corp.'s and all other Subsidiaries' boards of directors or bodies serving similar functions to be comprised of designees of Spectrum Equity Investors IV, L.P., Providence Equity Partners IV, L.P. and Lumpkin LLC as provided in Section 6.2(a); provided, that, at all times from and after the occurrence of a Board Shift Event or Put Breach Event, the Company shall cause CCHI's, HAT Corp.'s and all other Subsidiaries' boards of directors or bodies serving similar functions either to be comprised of two (2) individuals designated by Spectrum Equity Investors IV, L.P., two (2) individuals designated by Providence Equity Partners IV, L.P. and two (2) individuals designated by Lumpkin LLC or otherwise assure that the individuals designated by each of Spectrum Equity Investors IV, L.P., Providence Equity Partners IV, L.P. and Lumpkin LLC to sit the board of directors or similar bodies of CCHI's, HAT Corp. and all other Subsidiaries each have, respectively, in the aggregate, one-third of the total voting power of such boards of directors or similar bodies. Without limitation of the foregoing, unless otherwise directed by Spectrum Equity Investors IV, L.P., Providence Equity Partners IV, L.P. or Lumpkin LLC, as the case may be, whenever for any reason any individual ceases to serve as a Director, the Company shall cause such individual to be removed as a director (or person serving in a similar capacity, as the case may be) of CCHI, HAT Corp. and all other Subsidiaries.

      (g) If after giving effect to the transactions contemplated by Section 4.2(c) the Company subsequently issues additional Capital Securities, the pricing and terms of such Capital Securities shall be determined in good faith by the Board applying the same standards that would be applicable if the Company were a Delaware corporation. Without limitation of the foregoing, among other things, due account shall be taken of the value of the Company's issued and outstanding Capital Securities immediately prior to the issuance of the new Capital Securities.

      (h) With respect to any matter pertaining to the Company that is of the type described in Section 144(a) of the Delaware General Corporation Law, including, without limitation, the Company's issuing any Capital Securities to any of the Investor Members or their respective Affiliates, in order for the Company to approve such matter, the provisions and procedures of said Section 144(a) shall apply as if the Company were a Delaware corporation and the Board were the board of directors of such corporation. Notwithstanding the foregoing, a Sale of the Company following a Special Rights Termination Event to a Person that is not an Affiliate of an Institutional Investor Member shall not be deemed to be a matter of the type described in said Section 144(a).

      SECTION 6.3 MANAGEMENT ON AND AFTER ICC APPROVAL DATE.

      On and after the ICC Approval Date, without further action on the part of the Company or any Member being necessary, the provisions of Section 6.2 shall cease to be in effect (except that the meanings ascribed to the defined terms in Section 6.2 shall remain in effect) and the provisions of this Section 6.3 shall be in effect.

      (a) On and after the ICC Approval Date there shall be four (4) Directors, who shall be designated as follows:

            (A) One (1) individual designated by Spectrum Equity Investors IV, L.P. or Permitted Transferees thereof, who initially shall be Kevin J. Maroni or such other individual as such Investor Member designates prior to the ICC Approval Date;

            (B) One (1) individual designated by Providence Equity Partners IV, L.P., who initially shall be Mark Pelson or such other individuals as such Investor Member designates prior to the ICC Approval Date; and

            (C) Two (2) individuals designated by Lumpkin LLC, who initially shall be Lumpkin and Robert Currey or such other Persons as such Investor Member designates prior to the ICC Approval Date.

      (b) (i) The vote or consent of the Majority Directors shall be necessary for the Board to take or consent to any action or matter. Each Lumpkin Director, Spectrum Director and Providence Director shall have a number of votes equal to
(i) in the case of each of the two Lumpkin Directors, 50% of the number of Common Shares then held by the Lumpkin Group, (ii) in the case of the Spectrum Director, the number of Common Shares then held by the Spectrum Group, and (iii) in the case of the Providence Director, the number of Common Shares then held by the Providence Group.

            (ii) Notwithstanding the provision of Section 6.3(b)(i), prior to the occurrence of Special Rights Termination Event the Board shall not take or permit any of the CCI Companies or their respective boards of directors to take or effect any of the following actions (i) without the consent of Lumpkin, if he shall be a Lumpkin Director and shall be present at the Board meeting at which the vote as to whether or not to take any of the following actions is taken, or
(ii), if Lumpkin is a Lumpkin Director but is not for any reason present at such Board meeting, without the consent of at least one Lumpkin Director:

            (A) A CCI Sale Transaction (other than to Lumpkin LLC in accordance with Section 9.2) or any other transaction that results in any of the CCI Companies being less than a wholly-owned direct or indirect Subsidiary of the Company or PUBCO;

            (B) A Sale of the Company transaction prior to January 1, 2006 unless the special voting rights of Lumpkin LLC under this
                  Section 6.3(b)(ii) and Lumpkin LLC's rights under Section 9.2 shall thereafter continue in effect (or be replicated by the acquiring entity);

            (C) The CCI Companies or non-CCI Companies incurring any indebtedness (whether as a primary or co-obligor or by way of guaranties) in a principal amount that, after giving effect thereto, would cause the Company Leverage Ratio (determined on a consolidated basis) to exceed 5.25 times (except indebtedness, whether or not causing the Subsidiaries to have a Company Leverage Ratio in excess of 5.25 times, the proceeds of which are used solely to refinance then existing indebtedness in a principal amount no greater than that of the indebtedness being refinanced);

            (D) Adopting the annual plan, including the monthly operating and capital budgets contemplated by Section 11.4(c), or any amendments thereto, of the CCI Companies;

            (E) Acquisitions and dispositions by any of the CCI Companies outside of the ordinary course of business;

            (F) Any of the CCI Companies making any capital investment in excess of $500,000;

            (G) Any of the CCI Companies entering into contracts or commitments (other than contracts or commitments entered into in connection with the incurrence of indebtedness) involving the expenditure of more than $500,000 per year;

            (H) Any of the CCI Companies waiving any material rights or settling or initiating any litigation;

            (I) Any of the CCI Companies liquating or dissolving or filing for protection under any bankruptcy or insolvency law;

            (J)   A Public Offering of the common stock of any of the CCI
                  Companies;

            (K) The hiring or firing of any management employees of the CCI Companies or the making of any change in their compensation;

            (L) Any transactions between any of the CCI Companies and one or more Subsidiaries that are not CCI Companies, other than in connection with the incurrence of indebtedness within the parameters described in clause (C) above and those entered into in accordance with the Services and Facilities Agreement;

            (M) The relocation of the headquarters and the senior management team of the Company and the Subsidiaries from Mattoon, Illinois;

            (N) Subject in any event to clause (K) above, terminating Robert Currey as the Company's and the Subsidiaries' chief executive officer, provided that (i) this subsection (N) shall terminate on the second anniversary of the TXU Closing (unless sooner terminated upon the occurrence of a Special Rights Termination Event) and (ii) any replacement of Robert Currey as the Company's and the Subsidiaries' chief executive officer following Robert Currey ceasing for any reason to hold such position shall not require the consent of at least one Lumpkin Director and may be effected by the Majority Directors; or

            (O) Effecting any of the transactions contemplated in Section 10.1 other than immediately prior to, and in connection with the consummation of, a Public Offering.

      (c) Any Director designated hereunder shall be removed from the Board (and thereupon from all committees thereof and each Subsidiary Board) upon the written request of the Members who initially designated such Director in accordance with Section 6.3(a)(i); provided that, following a Board Right Termination Event, the Director or Directors designated in accordance with
Section 6.3(a)(i) by the Investor Member incurring the same may be removed from the Board (and all committees thereof and each Subsidiary Board) upon the written request of the Majority Investors. In the event that any Person designated to serve on the Board is removed in accordance with this Section 6.3(c) or for any reason ceases to serve as a member of the Board during such Person's term of office, the resulting vacancy on the Board shall be filled by a Person designated by the Members that designated such Person's predecessor pursuant to Section 6.3(a)(i); provided that, following a Board Right Termination Event, the vacancy that the Investor Member incurring the same would, but for such Board Right Termination Event, had the right to fill in accordance with Section 6.3(a)(i) shall instead be filled by the Majority Investors. All actions taken by the Board in accordance with its authority hereunder as the same may be comprised during such time as there shall be a vacancy on the Board shall be valid and effective as the actions of the Board for all purposes, and no such action shall be invalid or ineffective for any purpose by reason of there being a vacancy on the Board at the time such action is taken.

      (d) Each Director shall hold office until such Director's successor is appointed as provided above or until such Director's earlier resignation or removal in accordance with Section 6.3(c). Any Director may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time is specified therein, at the time of its receipt by the Company. The acceptance of a resignation shall not be necessary to make it effective, unless so expressly provided in the resignation.

      (e) The Company shall at all times cause CCHI's, HAT Corp.'s and all other Subsidiaries' boards of directors or bodies serving similar functions (each, a "Subsidiary Board") to be comprised of designees of Spectrum Equity Investors IV, L.P., Providence Equity Partners IV, L.P. and Lumpkin LLC as provided in Section 6.3(a), with the same weighted voting as provided therein or alternatively, with the size and composition of each such board to achieve as nearly as practicable the weighted voting and designation provisions of such
Section 6.3(a). In furtherance of the foregoing, following the ICC Approval Date the Company shall cause each Subsidiary Board to be comprised of six (6) members and to elect to such Subsidiary Board (i) two individuals designated by Lumpkin LLC (who at all times shall be the two individuals designated by Lumpkin LLC to serve as Directors in accordance with Section 6.3(a)(C)), (ii) two individuals designated by Spectrum Equity Investors IV, L.P (one of whom at all times shall be the individual designated by Spectrum Equity Investors IV, L.P. to serve as a Director in accordance with Section 6.3(a)(A)) and (iii) two individuals designated by Providence Equity Partners IV, L.P. (one of whom at all times shall be the individual designated by Providence Equity Partners IV, L.P. to serve as a Director in accordance with Section 6.3(a)(B)).

      (f) If after giving effect to the transactions contemplated by Section 4.2(c) the Company subsequently issues additional Capital Securities, the pricing and terms of such Capital Securities shall be determined in good faith by the Board applying the same standards that would be applicable if the Company were a Delaware corporation. Without limitation of the foregoing, among other things, due account shall be taken of the value of the Company's issued and outstanding Capital Securities immediately prior to the issuance of the new Capital Securities.

      (g) With respect to any matter pertaining to the Company that is of the type described in Section 144(a) of the Delaware General Corporation Law, including, without limitation, the Company's issuing any Capital Securities to any of the Investor Members or their respective Affiliates, in order for the Company to approve such matter, the provisions and procedures of said Section 144(a) shall apply as if the Company were a Delaware corporation and the Board were the board of directors of such corporation. Notwithstanding the foregoing, a Sale of the Company following a Special Rights Termination Event to a Person that is not an Affiliate of an Institutional Investor Member shall not be deemed to be a matter of the type described in said Section 144(a).

      SECTION 6.4 COMPENSATION OF DIRECTORS.

      Directors who are Affiliates of any of the Investor Members, as such, shall not receive any stated salary or other compensation for their services. The Company shall reimburse each Director for reasonable travel and other incidental expenses incurred by such Director in connection with such Director's serving on the Board.

      SECTION 6.5 MEETINGS OF BOARD OF MANAGERS; CONSENT OF MEMBERS.

      (a) Meetings of the Board may be held at any time and place, within or without the State of Delaware, designated in a notice therefor signed by any two Directors. At least two business days prior written notice (which may include email) shall be provided to each Director of the time and place of each Board meeting or if such meeting is to be conducted by conference telephone or similar communication equipment, the means by which a Director may join and participate in such meeting). Such notice requirement may be waived by any Director as to such Director. Directors or any members of any committee designated by the Directors may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting. The presence at a meeting of the Majority Directors shall be necessary to constitute a quorum and, subject to 6.3(b)(ii), the vote of the Majority Directors, whether or not present at such meetings, shall be necessary and sufficient to take any action.

      (b) Any action required or permitted to be taken at any meeting of the Board or of any committee of the Board may be taken without a meeting, if all of the members of the Board or committee, as the case may be, consent to the action in writing, and the written consents are filed with the minutes of proceedings of the Board or such committee.

      (c) Whenever the consent of Members or any group thereof is required, such consent shall be evidenced by a writing setting forth such consent and executed by the Members holding the number of Shares necessary for such consent to be effected.

      SECTION 6.6 POWERS OF MEMBERS.

      The Members shall have the power to exercise any and all rights or powers granted to the Members pursuant to the express terms of this Agreement. Except as otherwise provided in this Agreement or required by the Act (a) no Person or Persons other than the Board acting under the authority of this Agreement, and persons authorized by the Board in accordance with Section 6.7 acting under the authority of the Board, shall have the power to act for or on behalf of, or to bind, the Company, and (b) no Member shall have the right to vote upon or consent to any matter.

      SECTION 6.7 ADDITIONAL MANAGEMENT RIGHTS.

      The Company will permit each Investor Member that alone or together with its Affiliates holds at least 1,000,000 Common Shares and that does not have a right to designate a Director as provided in Section 6.1 (and in any event, Spectrum Equity Investors III, L.P. for so long as it holds any Common Shares and the Spectrum Equity Group holds in the aggregate at least 1,000,000 Common Shares), and any of the partners, members, officers or employees of, or any outside representatives designated by, each such Investor Member, (a) to visit and inspect at such Investor Member's expense any of the properties of the Company or its Subsidiaries, including its books and records (and to make photocopies thereof or make extracts therefrom), and to discuss its affairs, finances, and accounts with their officers and accountants, except with respect to trade secrets and similar confidential information, all to such reasonable extent and at such reasonable times during normal business hours and at such intervals as such Institutional Investor Member may reasonably request, and (b) to attend all meetings of the Board in a nonvoting observer capacity, and in this respect shall, concurrently with its giving the same to the Directors, give such representative copies of all notices, minutes, consents, and other material that it provides to the Directors (each Investor Member exercising its rights under this clause (b) being limited to three such individual observers); provided, however, that the Company reserves the right to exclude such representatives from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information or for other similar reasons. Except as otherwise required by laws or regulations applicable to an Investor Member, an Investor Member exercising its rights under this Section 6.5 shall maintain, and shall require their representatives to maintain, all information obtained pursuant to Section 11.1, Section 11.4, this Section 6.5 or otherwise in accordance with this Agreement (other than (i) information known to the receiving party before receipt thereof, (ii) information disclosed without restriction by a third party under no non-disclosure obligation or (iii) information that is in the public domain without violation of this Agreement) on a confidential basis and shall not use such information for any purpose other than the ongoing review and evaluation of the Company and such Investor Member's investment therein.

      SECTION 6.8 OFFICERS.

      The Board may, from time to time, delegate to one or more individuals such authority and duties with respect to the Company as the Board deems advisable, and such individuals shall owe the same fiduciary duty to the Company as officers of a corporation owe to such corporation under Delaware law. In addition, the Board may assign Company titles (including, without limitation, chairman of the board, chief executive officer, president, chief operating officer, chief financial officer, vice president, secretary, assistant secretary, treasurer or assistant treasurer) to any individuals and delegate to such individuals certain authority and duties with respect to the Company. Any number of titles may be held by the same individuals. The salaries or other compensation, if any, of such individuals shall be fixed from time to time by the Board. Any delegation pursuant to this Section 6.6 may be revoked at any time by the Board, in its sole and absolute discretion. Any action by the Board pursuant to this Section 6.8 shall be subject to the provisions of Section 6.2 of Section 6.3, as applicable. As of the date hereof, the officers of the Company are as follows, each of whom is elected to the office set forth opposite his name to serve until his resignation or earlier removal by the Board:

      NAME                              TITLE(s)

      Lumpkin                           Chairman of the Board

      Robert Currey                     Chief Executive Officer

                                   ARTICLE VII
                              TRANSFER RESTRICTIONS

      SECTION 7.1 RESTRICTIONS ON TRANSFER OF SHARES.

      (a) Prior to the Applicable Anniversary, no Member may in any manner Transfer any Shares now or hereafter owned by such Person except as permitted by subsection (b) of this Section 7.1; provided, however, that no such permitted Transfer shall be effective for any purpose unless the transferee receiving such Transfer agrees in writing to become a party to and is bound by this Agreement in the same capacity as the Person making such Transfer as fully as if such transferee were originally named as a party hereto with respect to the Shares subject to such Transfer. On the Applicable Anniversary and thereafter, Investor Members and Persons who acquire Shares from Investor Members in accordance with this Article VII may sell their respective Shares subject, in the case of Investor Members and Persons who receive Shares from Investor Members in accordance with Section 7.1(b), to the provisions of Section 7.2. Except as may otherwise be provided in a written agreement between the Company and an Employee Member and except for Transfers occurring by operation of law upon the death of an Employee Member, no Employee Member may Transfer any of such Employee Member's Common Shares or Convertible Securities except with the express prior written consent of the Board, which consent may be granted, withheld, conditioned or delayed as the Board may determine in its sole and absolute discretion.

      (b) Each Member shall be permitted to Transfer such Member's Shares as follows:

            (i) Lumpkin LLC or other members of the Lumpkin Group may transfer Shares to other members of the Lumpkin Group; and

            (ii) Each Institutional Investor Member may Transfer such Institutional Investor Member's Shares to members of such Institutional Investor Member's Group, provided that such Transfer is not intended to circumvent the otherwise applicable restrictions under this Agreement.

      (c) Notwithstanding anything to the contrary contained in this Section 7.1, no Member shall be permitted at any time to Transfer to any person any Shares if such Transfer would not be in compliance with applicable Securities Laws.

      (d) The provisions of this Section 7.1 supersede, and shall be controlling with respect to, any conflicting provisions contained in any other agreement between or among the Company and any Member.

      SECTION 7.2 RIGHT OF FIRST OFFER.

      (a) If any Member or any Person who acquires any Shares from a Member in accordance with Section 7.1(b) (a "Transferring Holder") wishes to sell any Shares after the Applicable Anniversary, such Transferring Holder shall first offer to sell to each Investor

Member other than the Transferring Holder (each an "Offeree") the Shares that the Transferring Holder desires to sell (the "Offered Shares"). Such offer shall be made by a written notice (the "Offer Notice") delivered to each Offeree, which Offer Notice shall specify the Offered Shares proposed to be sold, the terms and conditions of the proposed sale, including the price per Share and any other material terms and conditions or material facts relating to the proposed sale. In addition, the Transferring Holder shall provide to the Offerees promptly all such other information relating to the Offered Shares and the proposed sale as they may reasonably request.

      (b) Each Offeree shall have the right to participate with the Transferring Holder in selling such Offeree's Shares of the same class or classes as those being offered by the Transferring Holder as specified in the Offer Notice. Each Offeree that so elects to participate in any such sale (such Offerees and the Transferring Holder being collectively referred to as the "Selling Members") shall do so, if at all, by providing notice thereof (a "Tag-Along Notice") to the Transferring Holder and each other Offeree within fifteen days of the date the Transferring Holder delivers the Offer Notice to the Offerees (such fifteen day period being referred to as the "Tag-Along Period"), which Tag-Along Notice shall specify the number of Shares of each class that such Offeree wishes to sell and shall constitute an offer to each other Offeree to sell to each other Offeree the Shares specified therein (which Shares shall constitute "Offered Shares" for all purposes hereof) on terms and conditions identical in all material respects as those specified in the Offer Notice.

      (c) The Offerees (other than those who are Selling Members) shall have the right, exercisable on or prior to the thirtieth day following the expiration of the Tag-Along Period (such thirtieth day being referred to as the "Offer Expiration Date"), to accept the offers to purchase from the Selling Members all or any portion of the Offered Shares on terms and conditions identical in all material respects as specified in the Offer Notice; provided that no Offeree shall have any right to so purchase any of the Offered Shares unless the Offerees collectively so purchase all of the Offered Shares. If more than one Offeree elects to purchase the Offered Shares (the "Purchasing Members"), then, unless the Purchasing Members shall otherwise agree, the Offered Shares shall be allocated among such Purchasing Members pro rata based upon their relative holdings of Common Shares.

      (d) If the Offerees do not accept the offer made by the Selling Members with respect to all of the Offered Shares on or prior to the Offer Expiration Date, then the Selling Members shall have the right for a period of sixty (60) days thereafter to sell all of the Offered Shares at not less than the price, and upon terms not more favorable to the proposed transferee, than were contained in the Offer Notice. Any Offered Shares not sold within such 60-day period shall again be subject to the requirements of this Section 7.2 in connection with any subsequent sale.

      (e) If any Person who elects to purchase any Offered Shares following the Offer Expiration Date is unwilling to purchase, in the aggregate, the total number of Offered Shares of each class offered for sale by the Selling Members, then unless otherwise agreed by the Selling Members, each Selling Member shall be entitled to sell a portion of the total number of Offered Shares of each class that the purchaser is willing to purchase equal to a fraction, the numerator of which is the total number of Offered Shares of such class that the Selling Member offered for sale as specified in the Offer Notice or a Tag-Along Notice, as the case may be, and the denominator of which is the total number of Offered Shares of such class that all of the Selling Members offered for sale as specified in the Offer Notice and Tag-Along Notice(s).

      SECTION 7.3 TAG ALONG RIGHTS AFTER INITIAL PUBLIC OFFERING.

      (a) Following a Public Offering, each Investor Member shall have the right to participate with any other Investor Members (the "Control Seller") in the sale of shares of Capital Securities in any transaction or series of transactions that to such the Control Seller's actual knowledge would, immediately after giving effect thereto, result in (i) the purchaser in such transaction becoming the largest single holder of Capital Securities of PUBCO (such Person or Persons being referred to as the "Control Purchaser"), and (ii) the Control Purchaser holding in excess of 40% of the issued and outstanding voting Capital Securities of PUBCO (a transaction or series of transactions of the type described in clauses (i) and (ii) being referred to as a "Control Sale Transaction").

      (b) A Control Seller intending to effect a Control Sale Transaction shall deliver notice thereof (a "Control Sale Notice") to each other Investor Member not less than fifteen days prior to consummating the same, which Control Sale Notice shall specify the price per share of Public Stock in such transaction and all other material terms and conditions relating thereto. Each Investor member that elects to participate in such Control Sale Transaction shall do so, if at all, by providing notice thereof (a "Control Tag Notice") to the Control Seller on or before the fifteenth day following the Control Seller's delivery of the Control Sale Notice, which Control Tag Notice shall specify the number of shares of Public Stock that such Investor Member wishes to sell in such Control Sale Transaction.

      (c) If the Control Purchaser is unwilling to purchase, in the aggregate, the total number of shares of Public Stock that the Control Seller and those Investor Members that deliver a Control Tag Notice wish to sell, then unless otherwise agreed by the Control Seller and each such Investor Member, the Control Seller and each such Investor Member shall be entitled to sell a portion of the total number of shares of Public Stock that the Control Purchaser is willing to purchase equal to a fraction, the numerator of which is the total number of shares of Public Stock that the Control Seller or such Investor member, as the case may be, wishes to sell as specified in the Control Sale Notice or Control Tag Notice, as the case may be, and the denominator of which is the total number of shares of Public Stock that the Control Seller and each Investor Member that delivers a Control Tag Notice wish to sell as specified in the Control Sale Notice and each Control Tag Notice.

      (d) Notwithstanding the foregoing, a Control Seller shall have no obligation to deliver a Control Sale Notice to the other Investor Members in accordance with this Section 7.3 if the other Investor Members (A) are otherwise afforded the opportunity to participate in such Control Sale on substantially the same terms and conditions as those set forth in this Section 7.3 or (B) receive an offer from the Control Purchaser (or Persons with whom it would be considered the same "person" for purposes of Rule 13(d) or Rule 13(g) promulgated under the Securities Exchange Act of 1934, as amended), whether by tender offer or otherwise, to purchase such other

Investor Member's shares on substantially the same terms and conditions as those offered to the Control Seller.

      SECTION 7.4 SUBSTITUTE MEMBERS.

      Any Person who acquires Shares from a Member shall become a Member for purposes hereof only if the admission of such Person as a Member is consented to by the Board, which consent may be granted, withheld or conditioned in the Board's sole and absolute discretion.

      SECTION 7.5 ALLOCATIONS BETWEEN ASSIGNOR AND ASSIGNEE.

      If a Member Transfers Shares in accordance herewith, then the transferor and transferee shall each be entitled to distributions and allocations as hereafter provided in this Section 7.5. Unless the transferor and transferee shall agree otherwise and so provide in the instrument of assignment pursuant to which such Transfer is effected and provide the Company with a copy thereof at the time of such Transfer, distributions shall be made to the Person owning the Shares at the date of distribution and Profits and Losses shall be allocated between the transferor and transferee by taking into account their varying interests during the period in accordance with Section 706(d) of the Code, using any conventions permitted by law and selected by the Board.

      SECTION 7.6 TRANSFER OF INTERESTS IN LUMPKIN LLC..

      Lumpkin represents and warrants that he, together with the members of his Family Group, are, and covenants that from and after the date hereof he, together with members of his Family Group, shall remain, the sole legal and beneficial owner of at least 662/3% of each class of securities of Lumpkin LLC. Lumpkin further covenants that neither he nor any member of his Family Group shall at any time Transfer any interests in Lumpkin LLC so long as any of the transfer restrictions applicable to Shares under Sections 7.1 and 7.2 remain in effect if such Transfer would result in the breach of the foregoing covenant.

                                  ARTICLE VIII
                                PREEMPTIVE RIGHTS

      SECTION 8.1. PREEMPTIVE RIGHTS. Until the consummation of a Public Offering, the Company shall not issue, nor shall it permit any Subsidiary to issue, any New Securities except in accordance with the following terms:

      (a) Before any New Securities are issued, the Company shall first deliver to each Investor Member a written notice (the "Notice of Proposed Issuance") specifying the type and total number of such New Securities that the Company then intends to issue (the "Offered New Securities"), all of the terms, including the price upon which the Offered New Securities are proposed to be issued and stating that each Investor Member shall have the right to purchase such Investor Member's Proportionate Share of the Offered New Securities in the manner specified in this Article VIII for the same price per share and in accordance with the same terms and conditions specified in such Notice of Proposed Issuance.

      (b) During the thirty (30) consecutive day period commencing on the date the Company delivers to all of the Investor Members the Notice of Proposed Issuance (the "Thirty Day Period") in accordance with Section 8.1(a), each Investor Member shall have the option to purchase such Investor Member's Proportionate Share of the Offered New Securities at the same price per share and upon the same terms and conditions specified in the Notice of Proposed Issuance. Each Investor Member electing to purchase Offered New Securities must give written notice of its election to the Company prior to the expiration of the Thirty Day Period.

      (c) Each Investor Member shall have the right to purchase that number of the Offered New Securities as shall be equal to the number of the Offered New Securities multiplied by a fraction, the (i) numerator of which shall be the number of Common Shares then held by such Investor Member and (ii) the denominator of which shall be the aggregate number of Common Shares Deemed Outstanding at such time. The amount of such Offered New Securities that each Investor Member is entitled to purchase under this Section 8.1(c) is referred to as such Investor Member's "Proportionate Share".

      (d) Each Investor Member shall have a right of oversubscription such that if any other Investor Member fails to purchase such other Investor Member's full Proportionate Share of the Offered New Securities, the other Investor Member(s) shall, among them, have the right to purchase up to the balance of such Offered New Securities not so purchased. The Investor Members may exercise such right of oversubscription by indicating their desire to purchase more than their Proportionate Share of Offered New Securities in their written notice given prior to the expiration of the Thirty Day Period. If, as a result thereof, such oversubscription exceeds the total number of the Offered New Securities available in respect to such oversubscription privilege, the oversubscribing Investor Members shall be cut back with respect to oversubscriptions, pro rata based on their respective Proportionate Shares or as they may otherwise agree among themselves.

      (e) If some or all of the Offered New Securities have not been purchased by the Investor Members pursuant to Section 8.1 (a)-(d), then the Company shall have the right, until the expiration of ninety (90) days commencing on the first day immediately following the expiration of the Thirty Day Period, to enter into a definitive agreement to issue such remaining Offered New Securities to one or more third parties at not less than, and on terms no more favorable to the purchasers thereof than the price and terms specified in the Notice of Proposed Issuance. If for any reason the Company does not enter into a definitive agreement to issue such Offered New Securities within such period and at such price and on such terms (or if the issuance contemplated by such definitive agreement is not subsequently consummated), the right to issue in accordance with the Notice of Proposed Issuance shall expire and the provisions of this Agreement shall continue to be applicable to the Offered New Securities.

      (f) The Investor Member purchasing the greatest percentage of the Offered New Securities shall set the place, time and date for the consummation of the purchase of the Offered New Securities (a "Closing"), which closing shall occur not more than five (5) days after the first day immediately following the expiration of the Thirty Day Period. The purchase price for the

Offered New Securities shall, unless otherwise agreed in writing by the parties to such transaction, be paid in immediately available funds on the date of the Closing. At the Closing, the Investor Members shall deliver the consideration required by Section 8.1(b) and the Company shall deliver any documents or instruments, if applicable, representing the Offered New Securities.

      (g) The Company may proceed with the issuance of New Securities without first following procedures in Section 8.1(a) - (f) above, provided that (i) the purchaser of such New Securities agrees in writing to take such New Securities subject to the provisions of this Section 8.1(g), and (ii) within ten (10) days following the issuance of such New Securities, the Company or the purchaser of the New Securities undertakes steps substantially similar to those in Section 8.1(a) - (f) above to offer to all Investor Members the right to purchase from such purchaser a pro rata portion of such New Securities at the same price and terms applicable to the purchaser's purchase thereof so as to achieve substantially the same effect from a dilution protection standpoint as if the procedures set forth in Section 8.1(a) - (f) had been followed prior to the issuance of such New Securities.

      (h) The rights under this Section 8.1 may be waived in whole or in part as to all of the Investor Members with the consent of the Majority Investors if none of the Investor Members comprising such Majority Investors is purchasing New Securities in the transaction subject to such waiver; and any such waiver consented to by such Majority Investors shall be binding upon all of the Investor Members, whether or not any such Investor Member has agreed to waive such Investor Member's rights under this Section 8.1.

                                   ARTICLE IX
                       PUT RIGHTS AND RIGHT OF FIRST OFFER

      SECTION 9.1 PUT RIGHTS.

      (a) Appraisal. At any time on or after June 30, 2007, either of the Institutional Investor Members (the Institutional Investor Member(s) requesting an appraisal being referred to (collectively) as the "Requester") shall have the right, and upon the exercise thereof, the Company shall be obligated, to have the Common Appraised Value a Common Share as of the Determination Date determined in accordance with Section 9.1(b) hereof; provided, that, the Institutional Investor Members in the aggregate shall not exercise such right more than twice in any twelve month period. (For purposes hereof, the right to obtain an appraisal as provided herein shall not be deemed exercised unless and until the Common Appraised Value is thereafter determined in accordance herewith following the delivery of an Appraisal Notice unless the reason such Common Appraised Value has not been determined is the breach by the Institutional Investor Members of their obligations under Section 9.1(h)) The Institutional Investor Member(s) shall exercise such right, if at all, by giving notice thereof (an "Appraisal Notice") to the Company (the date of any such notice being referred to as the "Determination Date"). Such Appraisal Notice shall specify the identity of the Requester's Appraiser for purposes of Section 9.1(b) (the "Requester Appraiser").

      (b) Determination of Appraised Value. (i) In order to determine the appraised value of a Common Share, the Requester and the Company (acting with the consent of the majority of the members of the Board who are not affiliated with the Requester) shall each retain an independent investment banking firm of national reputation (such Persons being referred to herein as an "Appraiser"), to determine in good faith through any reasonable valuation method the purchase price expected to be paid for one Common Share in a transaction between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of all relevant facts, in a single transaction or series of related transactions involving the sale or transfer of all of the Company's issued and outstanding Capital Securities and Convertible Securities, with no discount or premium of any type being applied on account of control or lack thereof, marketability or other factors unique to particular Member or group of Members (such value being referred to as the "Common Appraised Value").

            (ii) The Company shall select an Appraiser within five days of its receipt of an Appraisal Notice (such Appraiser being referred to as the "Company Appraiser"), and the Company shall engage the Company Appraiser and the Requester Appraiser for purposes of determining the Common Appraised Value as contemplated herein within ten days of the Company's receipt of the Appraisal Notice. If the Company (acting on the authority of the majority of the members of the Board who are affiliated with the Requester) for any reason fails to designate a Company Appraiser and engage both the Company Appraiser and Requester Appraiser within ten Business Days of its receipt of an Appraisal Notice, then the Requester may, at the Company's expense, engage an Appraiser to determine the Common Appraised Value within twenty days of its engagement, and such Appraiser shall be the sole Appraiser for purposes hereof and its determination of the Common Appraised Value shall be conclusive and binding on the parties for all purposes.

            (iii) If the Company engages a Company Appraiser and the Requester Appraiser within ten Business Days of its receipt of an Appraisal Notice as contemplated by Section 9.1(b)(ii), then both the Requester Appraiser and the Company Appraiser shall independently estimate the Common Appraised Value within twenty days of the engagement of the last of such two Appraisers to be engaged (each estimation of the Appraised Value by an Appraiser being referred to as an "Appraiser Estimate"). The Common Appraised Value shall be an amount equal to the average of the Appraiser Estimates of the Company Appraiser and the Requester Appraiser; provided, however, that if such Appraiser Estimates differ by an amount greater than 10% of the lower of such Appraiser Estimate, the Company Appraiser and Requester Appraiser shall collectively select a third Appraiser to make a determination of the Common Appraised Value (the "Third Appraiser"). The Company (acting on the authority of the majority of the members of the Board who are not affiliated with the Requester) shall engage such Third Appraiser for purposes of determining the Common Appraised Value as contemplated herein within five Business Days of such Third Appraiser's selection by the Company Appraiser and the Requester Appraiser. If the Company for any reason fails to so engage such Third Appraiser within such five Business Day period, then the highest of the Appraiser Estimates determined by the Company Appraiser and the Requester Appraiser shall be the Common Appraised Value and shall be conclusive and binding for all purposes.

            (iv) If the Company engages the Third Appraiser as provided above, the Third Appraiser shall independently estimate the Common Appraised Value within twenty days of its engagement for the purpose, which estimate shall be the Common Appraised Value and conclusive and binding for all purposes; provided, however, if the Third Appraiser's Appraiser Estimate is either greater than the higher Appraiser Estimate or lower than the lower Appraiser Estimate as determined by the Company Appraiser and Requester Appraiser, then the average of the Third Appraiser's Appraiser Estimate and the closest of the Appraiser Estimate determined by the Company Appraiser and Requester Appraiser valuation shall be the Common Appraised Value and conclusive and binding for all purposes.

            (v) The Company and each of the Members shall cooperate with all Appraisers engaged as herein provided and provide them with all such information as they shall reasonably request regarding the Company and its Subsidiaries, including, without limitation, making members of the Company's and its Subsidiaries' management available to such Appraisers to discuss the Company's and its Subsidiaries' businesses. The Company shall provide each Investor Member with copies of all such information as it provides to any Appraiser at the same time it provides the same to an Appraiser, and each Investor Member shall have the right to have a representative thereof participate in all such meetings between or among representatives of any Appraiser and member of the Company's and its Subsidiaries' management.

            (vi) The Common Appraised Value determined as herein provided shall be conclusive, final and binding on the parties and shall be enforceable in any court having jurisdiction over a proceeding brought to seek such enforcement. The cost of the Common Appraised Value determination including, without limitation, the fees and expenses of the Appraisers, shall be borne by the Company and taken into account in determining the Common Appraised Value. The time periods specified in this Section 9.1(b) are intended to produce a determination of the Common Appraised Value in accordance with the procedures set forth herein not later than 60 days after the delivery to the Company of an Appraisal Notice, and the parties shall take all actions and timely perform their obligations hereunder so as to accomplish such intent.

      (c) Put Right. At any time during the thirty (30) day period commencing on the first day following receipt of any determination made of the Common Appraised Value (or, if later, the Applicable Anniversary), each Institutional Investor Member shall have the right (the "Put Right") to elect to sell to the Company, and upon the exercise of the Put Right the Company shall have the obligation to purchase, all (and not less than all) of the Class A Preferred Shares and Common Shares then held by the Investor Members exercising the Put Right on the terms and conditions hereafter provided in this Section 9.1. An Institutional Investor Member(s) shall exercise the Put Right, if at all, by delivering notice thereof, (the "Put Notice") to the Company.

      (d) Participation by Other Investor Members. The Company shall within 3 days of its receipt of a Put Notice deliver to Lumpkin LLC and the Institutional Investor Member that did not deliver such Put Notice written notice of its receipt thereof along with a true and correct copy thereof (the "Company Notice"). Lumpkin LLC and such other Institutional Investor Member shall have the right to participate in the exercise of the Put Right by delivering notice thereof (a

"Participation Notice") to the Company (i) in the case of the other Institutional Member, on or before the 5th Business Day following the delivery of the Company Notice and (ii) in the case of Lumpkin LLC, on or before the 30th day following the delivery of the Company Notice. Lumpkin LLC and such other Institutional Investor Member electing to exercise its Put Right hereunder (each a "Participating Investor") shall exercise its rights, if at all, with respect to all, and not less than all, their respective Member's Group's Class A Preferred Shares and Common Shares, including any transferees pursuant to
Section 7.1(b). If any Investor Member so delivers a Participation Notice, then all members of the applicable Group to whom the applicable Investor Member shall have Transferred Shares in accordance with Section 7.1(b) shall be deemed for all purposes to be Participating Investors and shall be obligated to sell their respective Shares along with such Investor Member as provided in this Section
9.1. In the event that (i) each of Lumpkin LLC, Spectrum Equity Investors IV, L.P. and Providence Equity Partners IV, L.P. becomes a Participating Investor, or (ii) following the ICC Approval Date, both Spectrum Equity Investors IV, L.P. and Providence Equity Partners IV, L.P. becomes a Participating Investor, then the Put Right shall cease as to all Investor Members.

      (e) Put Price. The purchase price (the "Put Price") to be paid by the Company for the Shares then held by the Participating Investors shall be (i) in the case of each Class A Preferred Shares, the Class A Liquidation Preference thereof calculated through the date the Put Closing shall occur, and (ii) in the case of each Common Share, an amount equal to the then most recently determined Common Appraised Value thereof.

      (f) Put Closing. The Company shall purchase from the Participating Investors, and each Participating Investor shall sell to the Company (the "Put Closing"), all of each Participating Investor's Class A Preferred Shares and Common Shares at such time and place as may be agreed upon by the Company and the majority in interest of the Participating Investors (as measured by their relative holdings of Common Shares), but in no event shall the Put Closing occur more than 90 days after the delivery to the Company of the Put Notice (or for such period thereafter as is necessary to obtain the Required Consents). Without limitation of the foregoing, upon the exercise of the Put Right as provided herein, the Company shall thereafter use its best efforts, and the primary mandate and duty of the Board shall be, to obtain the requisite financing and any Required Consents necessary in order to effect the Put Closing within 90 days after the delivery for the Company of the Put Notice as contemplated hereby. Unless otherwise agreed by the Company and a majority-in-interest of the Participating Investors (as measured by their relative holdings of Common Shares), the Put Closing shall occur at the offices of the Company's principal outside counsel. At the Put Closing, each Participating Investor shall deliver to the Company an assignment of Shares (free and clear of all Liens other than those granted in favor of and held by the Company's creditors), and the Company shall pay to each Participating Investor the purchase price therefor as provided herein by wire transfer of immediately available funds.

      (g) Duty to Effect a Sale of the Company. The Put Right shall terminate if (i) the Common Appraised Value is not greater than zero, (ii) each of Lumpkin, LLC, Spectrum Equity Investors IV, L.P. and Providence Equity Partners IV, L.P. becomes a Participating Investor, or (iii) following the ICC Approval Date, both Spectrum Equity Investors IV, L.P. and Providence Equity Partners IV, L.P. become a Participating Investor. In any such event, or if there shall have occurred a Put Breach Event, then (without limiting any other remedies available in respect of a Put Breach Event under applicable law), the primary mandate and duty of the Board shall be to effect a Sale of the Company (subject to Lumpkin LLC's rights under Section 9.2) as promptly as is commercially practicable; and each of the Investor Members shall vote their Shares and otherwise cooperate and use their respective diligent efforts to so effect such a Sale of the Company (including, without limitation, obtaining all Required Consents with respect thereto). Without limiting the foregoing, in the case of a Sale of the Company following a Put Breach Event under circumstances in which the Put Right has not terminated, the Institutional Investor that exercised the Put Right shall have the right, at its election, to receive in respect of such Sale of the Company either (i) the Put Price or (ii) the amount such Institutional Investor would otherwise receive in respect of such Sale of the Company without giving effect to the Put Price. All Participating Investors with respect to the exercise of the Put Right giving rise to the Put Breach Event shall be treated proportionately on the same basis as such Institutional Investor and shall be bound by the election referred to above.

      (h) Duty to Cooperate. Each Investor Member, Lumpkin and the Company agrees to cooperate in good faith and vote its Shares to cause the Company to comply and to cause the Director(s) it designated in accordance with Article VI to exercise such Directors' voting power on the Board and otherwise use their respective best efforts to cause the Company to comply with its obligations contained in this Section 9.1.

      (i) Sale Process. The parties recognize that Lumpkin's involvement or attempted involvement as or with a purchaser or prospective purchaser in a Sale of the Company could have a substantial chilling effect upon other possible purchasers. Accordingly, Lumpkin agrees that, (i) he will cooperate in a Sale of the Company following a Special Rights Termination Event or made in accordance with Section 9.2(g), and (ii) without the prior written consent of either Spectrum Equity Investors IV, L.P. or Providence Equity Investors IV, L.P., following a Special Rights Termination Event or during the time period provided in Section 9.2(g) he will not, directly or indirectly through any intermediary or otherwise, be or seek to be involved or provide assistance in any way, whether as an investor, lender, employee, consultant, adviser, officer, director, trustee, beneficiary or otherwise, in any person or entity seeking to be a purchaser or acquirer in a Sale of the Company or the sale, merger or other disposition of any of its Subsidiaries or their respective assets.

      (j) Termination of Rights. The rights of the Institutional Investor Members under this Section 9.1 shall terminate and be of no further force or effect upon the consummation of a Public Offering; provided, however, that the provisions of this Section 9.1(j) shall become effective only upon the ICC Approval Date.

      SECTION 9.2 RIGHT OF FIRST OFFER.

      (a) Effective Date of Section 9.2. Lumpkin LLC shall have the rights set forth in this Section 9.2 on and after the ICC Approval Date, and prior to the ICC Approval Date this Section 9.2 shall be of no force or effect. Lumpkin LLC's rights under this Section 9.2 shall terminate upon the occurrence of a Special Rights Termination Event.

      (b) Right to Purchase CCHI Capital Securities. The Company shall not effect a Sale of the Company unless (i) it shall first have initiated the appraisal process contemplated by Section 9.2(c) and (ii) following the determination of the CCHI Appraised Value and Other Business Appraised Value as provided in this Section 9.2, made the First Offer to Lumpkin LLC as contemplated by this Section 9.2 and (iii) Lumpkin LLC shall have declined or failed to timely accept the First Offer. The Company may at any time initiate the CCHI appraisal process by giving to Lumpkin LLC notice thereof (the "CCHI Appraisal Notice") (the date of such CCHI Appraisal Notice being referred to as the "CCHI Determination Date"). Such CCHI Appraisal Notice shall specify the identity of the Company's Appraiser for purposes of Section 9.2(c) (the "Company CCHI Appraiser").

      (c)   Determination of CCHI Appraised Value and Common Appraised Value.
(i) In order to determine the CCHI Appraised Value and the Other Business Appraised Value the Company and Lumpkin LLC shall each retain an Appraiser, to determine in good faith through any reasonable valuation method the purchase price expected to be paid as of the CCHI Determination Date for (A) all of the issued and outstanding Capital Securities of CCHI in a transaction between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of all relevant facts, in a single transaction or series of related transactions, with no discount or premium of any type being applied on account of control or lack thereof, marketability or other factors unique to the Company or Lumpkin LLC and assuming for such purpose that none of the CCI Companies has any Indebtedness (such value being referred to as the "CCHI Appraised Value"), and (B) all of the Company's assets other than CCHI, including, without limitation, all of the issued and outstanding Capital Securities of HAT Corp. and each other Subsidiary (other than CCHI) that is owned directly by the Company (collectively, the "Other Businesses") in one or more transactions, whether or not related, with no discount or premium of any type being applied on account of control or lack thereof, marketability or other factors unique to the Company or Lumpkin LLC and assuming for such purpose that none of the Company, HAT Corp. or any of such other Subsidiaries has any Indebtedness (the "Other Business Appraised Value").

            (ii) For purposes hereof, the "Common Share Value" shall equal the quotient of (A) the sum of (x) the CCHI Appraised Value plus the Other Business Value, less the sum of (y) the aggregate Indebtedness of the Company and all of its Subsidiaries as of the date of the CCHI Closing plus the aggregate Class A Liquidation Preference of all of the issued and outstanding Class A Preferred Shares as of the date of the CCHI Closing, divided by (B) the number of issued and outstanding Common Shares on a fully diluted basis after giving effect to the issuance of all Common Shares issuable upon the conversion, exercise or exchange of all issued and outstanding Convertible Securities, in each case, as of the date of the CCHI Closing. For purposes hereof, the term "Other Business Value" means the Other Business Appraised Value, or if the Company shall have entered into one or more agreements providing for the sale of the Other Businesses, the "Other Business Value" for purposes hereof shall be the aggregate purchase price to be paid for the Other Businesses by the purchaser or purchasers thereof as set forth in the agreement(s) providing for such sale transaction(s) (including amounts of Indebtedness, if any, of the Other Businesses assumed by such Purchaser(s), but excluding post-closing adjustments for working capital, indemnity claims and other similar matters).

            (iii) Lumpkin LLC shall select and notify the Company of the identity of an Appraiser within five days of its receipt of CCHI Appraisal Notice (such Appraiser being referred to as the "Lumpkin Appraiser"), and the Company shall within ten days of the Company's receipt of notice of the identity of the Lumpkin Appraiser engage the Company CCHI Appraiser and the Lumpkin Appraiser for purposes of determining the CCHI Appraised Value and Other Business Appraised Value (as of the CCHI Determination Date) as contemplated herein. If Lumpkin LLC for any reason fails to designate a Lumpkin Appraiser within such ten day period, then the Company may engage the Company CCHI Appraiser to determine the CCHI Appraised Value and Other Business Appraised Value within twenty days of its engagement, and such Appraiser shall be the sole Appraiser for purposes hereof and its determination of the CCHI Appraised Value and Other Business Appraised Value shall be conclusive and binding on the parties for all purposes.

            (iv) If the Company engages a Company CCHI Appraiser and the Lumpkin Appraiser as contemplated by Section 9.2(c)(ii), then both the Lumpkin Appraiser and the Company CCHI Appraiser shall independently estimate the CCHI Appraised Value and Other Business Appraised Value within twenty days of the engagement of the last of such two Appraisers to be engaged (each such estimation of the CCHI Appraised Value by an Appraiser being referred to as an "CCHI Appraiser Estimate" and each such estimation of the Appraised Value by an Appraiser being referred to as a "Other Business Appraiser Estimate"). The CCHI Appraised Value shall be an amount equal to the average of the CCHI Appraiser Estimates of the Company CCHI Appraiser and the Lumpkin Appraiser; provided, however, that if such CCHI Appraiser Estimates differ by an amount greater than 10% of the lower of such CCHI Appraiser Estimates, the Company Appraiser and Lumpkin Appraiser shall collectively select a third Appraiser (a "Third CCHI Appraiser") to make a determination of the CCHI Appraised Value. The Other Business Appraised Value shall be an amount equal to the average of the Other Business Appraiser Estimates of the Company CCHI Appraiser and the Lumpkin Appraiser; provided, however, that if such Other Business Appraiser Estimates differ by an amount greater than 10% of the lower of such Appraiser Estimates, the Company Appraiser and Lumpkin Appraiser shall collectively select a Third CCHI Appraiser (or if a Third CCHI Appraiser is engaged in accordance with the preceding sentence to make a determination of the CCHI Appraised Value, engage such Third CCHI Appraiser) to make a determination of the Other Business Appraised Value. The Company shall engage such Third CCHI Appraiser for purposes of determining the CCHI Appraised Value or Other Business Appraised Value as contemplated herein within five Business Days of such Third CCHI Appraiser's selection by the Company CCHI Appraiser and the Lumpkin Appraiser.

            (v) If the Company engages a Third CCHI Appraiser as provided above, the Third CCHI Appraiser shall independently estimate the CCHI Appraised Value or Other Business Appraised Value, as the case may be, within twenty days of its engagement for the purpose, which estimate shall be the CCHI Appraised Value or Other Business Appraised Value, as the case may be, and conclusive and binding for all purposes; provided, however, if the Third CCHI Appraiser's CCHI Appraiser Estimate is either greater than the higher CCHI Appraiser Estimate or lower than the lower CCHI Appraiser Estimate as determined by the Company

CCHI Appraiser and Lumpkin Appraiser, then the average of the Third CCHI Appraiser's CCHI Appraiser Estimate and the closest of the CCHI Appraiser Estimate determined by the Company CCHI Appraiser and Lumpkin Appraiser shall be the CCHI Appraised Value and conclusive and binding for all purposes, as the case may be; and if the Third CCHI Appraiser's Other Business Appraised Estimate is either greater than the higher Other Business Appraiser Estimate or lower than the lower Other Business Appraiser Estimate as determined by the Company CCHI Appraiser and Lumpkin Appraiser, then the average of the Third CCHI Appraiser's Other Business Appraiser Estimate and the closest of the Other Business Appraiser Estimate determined by the Company CCHI Appraiser and Lumpkin Appraiser shall be the Other Business Appraised Value and conclusive and binding for all purposes, as the case may be

            (vi) The Company, each of the Members and Lumpkin shall cooperate with all Appraisers engaged as herein provided and provide them with all such information as they shall reasonably request regarding the Company and its Subsidiaries, including, without limitation, making members of the Company's and its Subsidiaries' management available to such Appraisers to discuss the Company's and its Subsidiaries' businesses. The Company shall provide each Investor Member with copies of all such information as it provides to any Appraiser at the same time it provides the same to an Appraiser, and each Investor Member shall have the right to have a representative thereof participate in all such meetings between or among representatives of any Appraiser and member of the Company's and its Subsidiaries' management.

            (vii) The CCHI Appraised Value and Other Business Appraised Value determined as herein provided shall be conclusive, final and binding on the parties and shall be enforceable in any court having jurisdiction over a proceeding brought to seek such enforcement. The cost of the CCHI Appraised Value and Other Business Appraised Value determination including, without limitation, the fees and expenses of the Appraisers, shall be borne by the Company and taken into account in determining the Other Business Appraised Value. The time periods specified in this Section 9.2(c) are intended to produce a determination of the CCHI Appraised Value and Other Business Appraised Value in accordance with the procedures set forth herein not later than 60 days after the delivery to Lumpkin LLC of a CCHI Appraisal Notice, and the parties shall take all actions and timely perform their obligations hereunder so as to accomplish such intent.

      (d) First Offer. The Company shall not effect a Sale of the Company unless it shall first offer in writing to Lumpkin LLC the opportunity to acquire the CCHI Stock for an amount equal to the CCHI Appraised Value (the "First Offer", and such amount being referred to as the "CCHI Price") at Lumpkin LLC's election pursuant to either Section 9.2(e) or Section 9.2(f), which First Offer shall remain open during the ninety (90) day period commencing on the date the same is given to Lumpkin LLC in accordance herewith (the "First Offer Date"; and such 90th day being referred to as the "First Offer Expiration Date"). Lumpkin LLC may accept the First Offer, if at all, by giving notice thereof (the "CCHI Acceptance Notice") to the Company on or prior to the First Offer Expiration Date.

      (e) CCHI Closing. (i) The consummation of the acquisition of the CCHI Stock in accordance with this Section 9.2 (the "CCHI Closing") shall, unless otherwise agreed by the Company and Lumpkin LLC, occur on the date of and simultaneously with the Company's consummation of an Other Business Sale at the location where such Other Business Sale is occurring or such earlier date and at such location as the Company may elect; provided, however, that the CCHI Closing shall occur no earlier than 120 days after the First Offer Date (or, if requested by Lumpkin LLC, up to an additional 90 days after the First Offer Date if necessary to obtain requisite regulatory consents to such transaction and both Lumpkin LLC and Lumpkin shall theretofore have used their respective best efforts in accordance with Section 9.2(h) to obtain all such regulatory consents prior to 120 days after the CCHI Determination Date). Without limitation of the proviso of the preceding sentence, the Company shall have no obligation, whether or not Lumpkin LLC shall have accepted the First Offer, to convey the CCHI Stock to Lumpkin LLC hereunder unless prior to or simultaneously therewith the Company shall be consummating or shall have consummated an Other Business Sale. If the CCHI Closing does not occur on or prior to the first anniversary of the First Offer Expiration Date, then the Company shall thereafter have the right to rescind the First Offer, whether or not the First Offer shall have been accepted by Lumpkin LLC, and Lumpkin LLC, if neither it nor Lumpkin shall have breached their respective obligations under this Section 9.2, shall thereafter have the right to rescind its acceptance of the First Offer. Upon any such rescission of the First Offer or acceptance thereof, the Company may not thereafter effect a Sale of the Company transaction without first again complying with its obligations under this Section 9.2 with respect thereto, and, so long as neither Lumpkin LLC nor Lumpkin shall have breached their respective obligations under this Section 9.2, no Special Rights Termination Event (including, without limitation, a "Board Shift Event") shall be deemed to having occurred by reason of the CCHI Closing not have occurred.

            (ii) At the CCHI Closing, the Company shall deliver to Lumpkin LLC an assignment of all of the issued and outstanding Capital Securities of CCHI (free and clear of all Liens), and Lumpkin LLC shall pay the CCHI Price therefor as provided herein, except as provided in Section 9.2(f), by delivering to the Company the CCHI Price by wire transfer of immediately available funds. At the CCHI Closing, the CCI Companies shall be free of any Indebtedness (subject to the payment of the CCHI Price in accordance with this Section 9.2).

      (f)   (i) In lieu of paying the CCHI Price in cash as contemplated by
Section 9.2(e)(ii), Lumpkin LLC may elect to receive a distribution of the CCHI Stock in redemption of its Class A Preferred Shares and Common Shares as provided in this Section 9.2(f).

            (ii) If the Combined Equity Value of Lumpkin LLC's Class A Preferred Shares and Common Shares is greater than the CCHI Price, then an equal portion of each of Lumpkin LLC's Class A Preferred Shares and Common Shares shall be redeemed for the CCHI Stock, such portion to equal to a fraction, the numerator of which is the CCHI Price that would otherwise be payable as provided in Section 9.2(e) and the denominator of which is the Combined Equity Value of Lumpkin's Class A Preferred Shares and Common Shares. In effecting the redemption of Class A Preferred Shares as provided herein, the Company shall redeem a portion of the Class A Preferred Shares issued to Lumpkin LLC on separate dates equal to the product of (A) the total number of Class A Preferred Shares to be redeemed as provided in this Section 9.2(f), multiplied by (B) a fraction, the numerator of which is the number of Class A Preferred Shares issued (or deemed issued) to Lumpkin LLC on each such date, and the denominator of which is the total number of Class A Preferred Shares issued to Lumpkin LLC prior to the CCHI Closing.

            (iii) If the Combined Equity Value of Lumpkin LLC's Class A Preferred Shares and Common Shares is less than the CCHI Price, then the Company shall redeem all of Lumpkin LLC's Class A Preferred Shares and Common Shares for a portion of the CCHI Stock having a value equal to the Combined Equity Value of Lumpkin LLC's Class A Preferred Shares and Common Shares, and simultaneously distribute the remaining CCHI Stock to the Spectrum Group and the Providence Group, pro rata in accordance with their relative Capital Contributions. Immediately upon the Company making such distribution to the Spectrum Group and Providence Group, the Spectrum Group and Providence Group shall sell to Lumpkin LLC, and Lumpkin LLC shall purchase from each member of the Spectrum Group and Providence Group all, and not less than all, of the CCHI Stock so distributed by the Company for a cash purchase price, payable in immediately available funds for a purchase price per share equal to the quotient of (A) the difference between the CCHI Price, less the Combined Equity Value of Lumpkin LLC's Class A Preferred Shares and Common Shares, divided by (B) the number of issued and outstanding shares of CCHI Stock distributed by the Company to the Spectrum Group and Providence Group in accordance with this Section 9.2(g)(ii).

            (iv) For purposes hereof, the "Combined Equity Value" of Lumpkin LLC's Class A Preferred Shares and Common Shares is equal to the sum of (A) the Class A Liquidation Preference of Lumpkin LLC's Class A Preferred Shares calculated through the date of the CCHI Closing, plus (B) the product of the number of Common Shares held by Lumpkin LLC as of the day of the CCHI Closing multiplied by the Common Share Value thereof.

      (g) If Lumpkin LLC declines to accept the First Offer, or accepts the First Offer and thereafter breaches its obligation to purchase the CCHI Stock as contemplated hereby, then the Company shall thereafter be permitted to effect a Sale of the Company free of Lumpkin LLC's rights under this Section 9.2. Lumpkin LLC and Lumpkin shall cooperate in good faith with the Company and the other Investor Members in connection with any such Sale of the Company transaction, and the provisions of Section 9.1(i) shall be applicable thereto. Notwithstanding the foregoing, however, unless the Company enters into one or more definitive agreements providing for such a Sale of the Company on or prior to the first anniversary of the First Offer Expiration Date (and the Sale of the Company transaction contemplated by such agreement(s) is thereafter consummated), then the Company may not thereafter enter into a Sale of the Company transaction without first again complying with the provisions of this
Section 9.2.

      (h) Duty to Cooperate. Upon Lumpkin LLC's acceptance of the First Offer as provided herein, the Company, Lumpkin LLC and Lumpkin shall thereafter use their respective best efforts to obtain the requisite regulatory consents necessary in order to effect the CCHI Closing within 120 days after the CCHI Determination Date (or such later date as provided in Section 9.2(e) above). Without limitation of the foregoing, each Investor Member and the Company agrees to cooperate in good faith and vote its Shares to cause the Company and to cause and to cause the Director(s) it designated in accordance with Article VI to exercise such Directors' voting power on the Board and otherwise use their respective best efforts to cause the Company to comply with its obligations contained in this Section 9.2.

                                    ARTICLE X
                        CONVERSION TO CORPORATE SOLUTION

      SECTION 10.1 CONVERSION TO CORPORATION.

      (a) Subject to the provisions of Section 6.3(b)(ii)(O), the Board shall have the power and authority at any time to effect the conversion of the Company's business form from a limited liability company to a Delaware corporation or the merger of the Company with or into a new or previously-established but dormant Delaware corporation having no assets or liabilities, debts or other obligations of any kind whatsoever other than those that are de minimis in amount and that are associated with its formation and initial capitalization (such a conversion or merger is referred to as a "Conversion" and such Delaware corporation is referred to as "Newco"). Upon any such Conversion, the terms of this Agreement and all of the parties rights and obligations hereunder with respect to their Shares and other Membership Rights shall continue in effect, mutatis mutandis, with respect to the Newco Capital Securities issued on account of the Shares as provided in this Section 10.1, including, without limitation, the provisions of Articles VIII and IX hereof; provided, however, that the terms of this Agreement shall no longer apply to such Newco Capital Securities upon the consummation of a Public Offering of Newco Capital Securities. A legend referencing the rights and obligations hereunder shall be placed on all certificates evidencing Newco Capital Securities upon the issuance thereof (except to the extent they are issued in connection with a Public Offering).

      (b) Upon the consummation of a Conversion, the Shares held by each holder thereof shall thereupon be converted into, or exchanged for, a number of shares of Newco's Capital Securities containing the economic and other terms and rights relative to each other holder of Shares as the Board shall determine to be as nearly as practicable in all material respects the same as such holder's Shares as provided herein. The Board's determination of the class (and the terms thereof and rights associated therewith) and number of shares of Newco Capital Securities that each Member receives upon a Conversion shall be final and binding on the holders of Shares absent manifest arithmetic error.

      (c) In connection with a Conversion effected by the Board, each Member hereby covenants and agrees to take any and all such action and execute and deliver any and all such instruments and other documents as the Board may reasonably request in order to effect or evidence such Conversion. Without limiting the generality of the foregoing, no Member shall have or be entitled to exercise any dissenters rights, appraisal rights or other similar rights in connection with such Conversion.

      SECTION 10.2 REGISTRATION RIGHTS.

      In connection with a Public Offering, each of the Investor Members shall be provided with respect to their Public Stock the following registration rights in form, substance and detail as is customary for institutional investors to have with respect to Capital Securities obtained in privately-held companies prior to the initial public offering of the common equity securities thereof:

      1. Two demand registration rights on Securities and Exchanges Commission Form S-1;

      2. Unlimited demand registration rights on Securities and Exchange Commission Form S-3; and

      3. Unlimited "piggyback" registration rights with respect to offerings of Newco Capital Securities or Homebase Stock, as the case may be, subject to customary underwriter-mandated cutbacks in favor of Newco or the issuer of Homebase Stock, as the case may be.

If any underwriter-mandated cutback would require any of the Investor Members to reduce the number of shares to be included in any underwritten offer, the number of shares proposed to be included in such offering by members of the Lumpkin Group shall be reduced before the number of shares proposed to be included in such offering by either of the Institutional Investor Members are so reduced.

                                   ARTICLE XI
                                BOOKS AND RECORDS

      SECTION 11.1 BOOKS, RECORDS AND FINANCIAL STATEMENTS.

      Books of Account and Reserves. The Company and each of its Subsidiaries will keep books of record and account in which full, true and correct entries are made of all of its and their respective dealings, business and affairs, in accordance with GAAP. The Company will employ certified public accountants selected by the Board who are "independent" within the meaning of the accounting regulations of the United States Securities and Exchange Commission and who are one of the so-called "Big Four" accounting firms, and have annual audits made by such independent public accountants in the course of which such accountants shall make such examinations, in accordance with generally accepted auditing standards, as will enable them to give such reports or opinions with respect to the financial statements of the Company and the Subsidiaries as will satisfy the requirements of the U.S. Securities and Exchange Commission in effect at such time with respect to certificates and opinions of accountants. Such books of record and account, together with a certified copy of this Agreement and of the Certificate, shall at all times be maintained at the principal place of business of the Company and shall be open to inspection and examination at reasonable times by each Investor Member and its duly authorized representative for any purpose reasonably related to such Investor Member's interest in the Company.

      SECTION 11.2. ACCOUNTING SYSTEM.

      At all times during the continuance of the Company, the Company shall maintain a system of accounting in accordance with GAAP and maintain a fiscal year ending December 31 for the Company and each of the Subsidiaries.

      SECTION 11.3 TAX MATTERS PARTNER.

      Lumpkin LLC (or following a Board shift Event or a Put Breach Event, such Member as is designated by the Board) is hereby designated, initially, as the "Tax Matters Partner" of the Company for purposes of Section 6231(a)(7) of the Code and shall have the power and authority, subject to the review and control of the Board, to manage and control, on behalf of the Company, any administrative proceeding involving the Company with the Internal Revenue Service relating to the determination of any item of Company income, gain, loss, deduction or credit for federal income tax purposes. The Board may remove any Person serving as the Tax Matters Partner and appoint another Person to serve as Tax Matters Partner at any time.

      SECTION 11.4 DELIVERY OF FINANCIAL STATEMENTS AND BUDGET. The Company shall do the following:

      (a) Annual Statements. Within 120 days after the close of each fiscal year of the Company, commencing with the fiscal year ending on December 31, 2002, the Company will deliver to each Investor Member audited balance sheets and statements of income and retained earnings and of cash flows of (i) the Company, (ii) of CCHI and its Subsidiaries on a consolidated and consolidating basis, which annual financial statements shall show the financial condition of the Company and CCHI as of the close of such fiscal year and the results of the Company's and CCHI's operations during such fiscal year and shall set forth in comparative form figures for the previous fiscal year and (iii) of HAT Corp. and its Subsidiaries on a consolidated and consolidating basis, which annual financial statements shall show the financial condition of the Company and HAT Corp. as of the close of such fiscal year and the results of the Company's and HAT Corp.'s operations during such fiscal year and shall set forth in comparative form figures for the previous fiscal year. Each of the financial statements delivered in accordance with this Section 11.4(a) shall be certified without qualification by the accounting firm auditing the same to have been prepared in accordance with GAAP except as specifically disclosed therein. The Company shall also deliver to the Investor Members at the time of delivery of such annual financial statements a copy of the management letter issued in connection with such annual financial statements. The Company shall also deliver, if produced by management of the Company, a so-called management's discussion and analysis of financial condition and results of operations.

      (b) Monthly Statements. Within 45 days after the end of each calendar month (or such later time period as may be specified in the principal senior debt facility of the Company's Subsidiaries), the Company will deliver to the Investor Members balance sheets and statements of income and retained earnings and of cash flows of (i) the Company, (ii) of CCHI and its Subsidiaries on a consolidated and consolidating basis as of the end of such month and (iii) of HAT Corp. and its Subsidiaries on a consolidated and consolidating basis as of the end of such month, such statements to be prepared in accordance with GAAP (except for the absence of footnotes) and present fairly the financial position of the Company, CCHI and HAT Corp. as of the dates specified and the results of operations and changes in the financial position with respect to the periods specified subject only to normal year-end adjustments described in reasonable detail. Such reports shall set forth in comparative form the budgeted figures for such month as set forth in the budget for such year adopted by the Board and in comparative form the figures for the corresponding month of the previous fiscal year.

      (c) Budget. At least thirty (30) days prior to the beginning of each fiscal year of the Company, the Company shall prepare and submit to its Board, for its review and approval, an annual plan for such year, which shall include monthly capital and operating expense budgets (which shall include a separate annual plan of monthly capital and operating expense budget for CCHI), cash flow statements and profit and loss projections itemized in such detail as the Board may reasonably request. Each annual plan shall be modified as often as is necessary in the judgment of the Board to reflect changes required as a result of operating results and other events that occur, or may be reasonably expected to occur, during the year covered by the annual plan, and copies of each such modification shall be submitted to the Board.

      (d) Additional Information. The Company shall, in addition to the items referenced above in this Section 11.4, provide to each Investor Member such additional financial and statistical information concerning the Company, CCHI and its Subsidiaries as such Investor Member may reasonably request from time to time.

      (e) Confidentiality. Each Investor Member agrees to hold in confidence and not to disclose any confidential information of the Company or any Subsidiary provided pursuant to this Section 11.4; provided, however, that an Investor Member shall not be prohibited from (i) disclosing any such confidential information if compelled to do so by any governmental authority or legal process (provided that such Investor Member shall promptly advise the Company of any such request for confidential information and, if reasonably possible, allow the Company the opportunity to have such request withdrawn or limited) or (ii) disclosing any such confidential information in connection with the generation and delivery of portfolio reports and valuation information to its investors.

                                   ARTICLE XII
                   LIABILITY, EXCULPATION AND INDEMNIFICATION

      SECTION 12.1 LIABILITY.

      Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.

      SECTION 12.2 EXCULPATION.

      (a) No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this

Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

      (b) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, Profits, Losses or income or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

      SECTION 12.3 FIDUCIARY DUTIES.

      To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any Member for such Covered Person's good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

      SECTION 12.4 INDEMNIFICATION.

      (a) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 12.4 shall be provided out of and to the extent of Company assets only, and no Member shall have any personal liability on account thereof.

      (b) The Company shall obtain and cause to be maintained in effect, with financially sound insurers, a policy of directors' and officers' liability insurance in an amount of at least $12,500,000 and upon such terms as are reasonably acceptable to the Board.

      SECTION 12.5 EXPENSES.

      To the fullest extent permitted by applicable law, expenses (including reasonable legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section
12.3 hereof.

                                  ARTICLE XIII
                    DISSOLUTION, LIQUIDATION AND TERMINATION

      SECTION 13.1 NO DISSOLUTION.

      Only the events set forth in Section 13.2 hereof shall cause the dissolution of the Company. The Company shall not be dissolved by the admission of additional or substitute Members in accordance with the terms of this Agreement.

      SECTION 13.2 EVENTS CAUSING DISSOLUTION.

      The Company shall be dissolved and its affairs shall be wound up as follows:

            (i)   at the election of the Board (subject to Section
6.3(b)(ii)(B));

            (ii) immediately prior to the consummation of a Public Offering of Homebase Stock or Newco's Capital Securities;

            (iii) unless the Board waives the application of such requirements under Section 5.3(f), upon the consummation of a Sale of the Company (other than a Sale of the Company initiated in accordance with Section 9.1(g));

            (iv)  upon a Sale of the Company in compliance with this Agreement;
or

            (v) upon the entry of a decree of judicial dissolution under the Delaware Act.

      SECTION 13.3 LIQUIDATION.

      Upon dissolution of the Company, the Board, may appoint one or more Persons to carry out the winding up of the Company (such Person(s) if appointed, or the Board if no such Person(s) are so appointed, being referred to as the "Liquidating Trustee(s)"), which Liquidating Trustee(s) shall immediately commence to wind up the Company's affairs in an orderly fashion. The proceeds of liquidation shall be disbursed as provided in Section 5.3.

      SECTION 13.4 TERMINATION.

      The Company shall file a certificate of cancellation canceling the Company's Certificate of Formation shall be filed in accordance with Section 18-203 of the Act terminate when all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed as provided in Section 5.3 and the Company has otherwise dissolved and completed winding up.

      SECTION 13.5 CLAIMS OF THE MEMBERS.

      The Members and former Members shall look solely to the Company's assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and former Members shall have no recourse against the Company or any other Member.

                                   ARTICLE XIV
         DISPUTE RESOLUTION; CHOICE OF LAW; SUBMISSION TO JURISDICTION;
                            AND WAIVER OF JURY TRIAL

      SECTION 14.1 ARBITRATION.

      Except for ancillary measures in aid of arbitration and for proceedings to obtain provisional remedies and interim relief, including, without limitation, injunctive relief, and except as otherwise contemplated by Section 16.1, any controversy, dispute or claim arising out of or in connection with or relating to this Agreement, or the breach, termination or validity thereof or any transaction contemplated hereby or thereby (any such controversy, dispute or claim being referred to as a "Dispute") shall be finally settled by arbitration conducted expeditiously in accordance with the Commercial Arbitration Rules then in force (the "AAA Rules") of the American Arbitration Association (the "AAA"). There shall be a panel of three arbitrators that shall be appointed pursuant to AAA procedures, in each case, within fifteen (15) business days of receipt of the demand for arbitration by the respondent(s) in any such proceeding. Each of the arbitrators shall be an attorney with no less than fifteen (15) years' experience in the practice of business law (with experience in the acquisition and financing of communications businesses). A final award shall be rendered as soon as reasonably possible and, in any event, within ninety (90) days of the filing with AAA any demand for arbitration; provided, however, that if the arbitrators determine by majority vote that fairness so requires, such ninety
(90) day period may be extended by no more than sixty (60) additional days. The parties agree that the arbitrators shall have the right and power to shorten the length of any notice periods or other time periods provided in the AAA Rules and to implement "Expedited Procedures" under the AAA Rules in order to ensure that the arbitration process is completed within the time frames provided herein. Judgment on the decision or award rendered by the arbitrators may be entered and specifically enforced in any court having jurisdiction thereof. Notwithstanding the provisions of Section 14.2, any arbitration held pursuant to the provisions of this Section shall be governed by the Federal Arbitration Act. All arbitrations commenced pursuant to this Agreement or any other Transaction Document shall be consolidated and heard by the initially constituted panel of arbitrators.

      SECTION 14.2 LAW.

      THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO ANY CONFLICTS OR CHOICE OF LAWS PROVISIONS THAT WOULD

CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER JURISDICTION). NONE OF THE PARTIES HERETO HAS AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

      SECTION 14.3 WAIVER OF JURY TRIAL.

      EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. NO PARTY HAS AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

      SECTION 14.4 CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF DELAWARE.

      (a) SUBJECT TO THE PROVISIONS OF SECTION 14.1, EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING, WITHOUT LIMITATION, ANY PROCEEDING RELATING TO ANCILLARY MEASURES IN AID OF ARBITRATION, PROVISIONAL REMEDIES AND INTERIM RELIEF, OR ANY PROCEEDING TO ENFORCE ANY ARBITRAL DECISION OR AWARD.

      (b) EACH PARTY HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS TO BRING ANY SUIT, ACTION OR OTHER PROCEEDING IN OR BEFORE ANY COURT OR TRIBUNAL OTHER THAN THE COURTS OF THE STATE OF DELAWARE AND COVENANTS THAT SUCH PARTY SHALL NOT SEEK IN ANY MANNER TO RESOLVE ANY DISPUTE OTHER THAN AS SET FORTH HEREIN OR TO CHALLENGE OR SET ASIDE ANY DECISION, AWARD OR JUDGMENT OBTAINED IN ACCORDANCE WITH THE PROVISIONS HEREOF.

      (c) EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY AND ALL OBJECTIONS SUCH PARTY MAY HAVE TO VENUE, INCLUDING, WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS. IN ADDITION, EACH OF THE PARTIES CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR ANY MANNER IN WHICH NOTICES MAY BE DELIVERED HEREUNDER IN ACCORDANCE WITH SECTION 13.4.

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                                   ARTICLE XV
                             NO EXPANSION OF DUTIES

      The parties acknowledge that the Institutional Investor Members and their Affiliates are in the business of making investments in, and have investments in, other businesses similar to and that may compete with the businesses of the Company and its direct and indirect subsidiaries ("Competing Businesses") and reserve the right to make additional investments in other Competing Businesses independent of their investments in the Company. By virtue of an Institutional Investor Member holding interests in the Company or by having individuals designated by or affiliated with such Institutional Investor Member serving on or observing at meetings of the Board of Managers or otherwise, no Institutional Investor Member nor any of the Institutional Investor Members' respective Affiliates shall have any obligation to the Company, any Subsidiary or any Member to refrain from competing with the Company and any Subsidiary, making investments in Competing Businesses, or otherwise engaging in any commercial activity; and none of the Company, any Subsidiary or any Member shall have any right with respect to any such other investments or activities undertaken by such Institutional Investor Member. Without limitation of the foregoing, each Institutional Investor Member or any Affiliates thereof may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company or any Subsidiary, and none of the Company, any Subsidiary or any Institutional Member (other than such Investor Member) shall have any rights or expectancy by virtue of such Institutional Investor Member's relationships with the Company, this Agreement or otherwise in and to such independent ventures or the income or profits derived therefrom; and the pursuit of any such venture, even if such investment is in a Competing Business shall not be deemed wrongful or improper. No Institutional Investor Member nor any of their respective Affiliates shall be obligated to present any particular investment opportunity to the Company or any Subsidiary even if such opportunity is of a character that, if presented to the Company or a Subsidiary, could be taken by the Company, and the Investor Members and their respective Affiliates shall continue to have the right to take for their own respective account or to recommend to others any such particular investment opportunity.

                                   ARTICLE XVI
                                  MISCELLANEOUS

      SECTION 16.1 EQUITABLE REMEDIES; FAILURE TO PURSUE REMEDIES; TIME OF ESSENCE.

      (a) The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions this Agreement, specifically including, but without limitation, Articles VII, IX and XIV hereof, were not performed fully by the parties hereto in accordance with their specific terms or were otherwise breached, and that money damages are an inadequate remedy for breach hereof because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the Company and the other parties hereto and to enforce specifically such terms and provisions of this Agreement against the Company and other parties hereto, as applicable, in any court of the United States or any state having jurisdiction, such remedy being in addition to and not in lieu of, any other rights and remedies to which the parties are entitled to hereunder and at law or in equity.

      (b) Except where a time period is otherwise specified, no delay on the part of any party in the exercise of any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any exercise or partial exercise of any such right, power, privilege or remedy preclude any further exercise thereof or the exercise of any right, power, privilege or remedy.

      (c) Time is of the essence for all purposes of this Agreement, including, without limitation, the provisions of Articles VII and IX hereof.

      SECTION 16.2 CUMULATIVE REMEDIES; AMENDMENTS.

      The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise. Any provision of this Agreement may be amended or waived upon the written consent of the Board and the Majority Investors, which amendment or waiver shall be binding upon all Members and holders of Shares as to any such amendment or waiver; provided, however, that if any amendment or waiver would change the specifically enumerated rights and duties of one or more Investor Members hereunder (each, a "Differently Affected Member") in a manner that is materially different from the manner in which such specifically enumerated rights or duties of other Investor Members are being changed by such amendment or waiver, such amendment or waiver shall not be effective as to any Differently Affected Member unless consented to by a majority in interest (as measured by their relative holdings of Common Shares) of such Differently Affected Members. Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, the consent of Employee Members shall in no event be necessary or required in order to give effect to any amendment or waiver otherwise effected in accordance with this Section 16.2; and no Employee Member shall have any voting or consent rights for any purpose hereunder or with respect to the Company. Each Member shall be bound by any amendment or waiver effected in accordance with this Section, whether or not such Member has consented to such amendment or waiver. Upon effectuation of each such waiver or amendment, the Company shall give written notice thereof to the Members who have not previously consented thereto in writing.

      SECTION 16.3 BINDING EFFECT.

      This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, legal representatives and assigns. No party shall have any rights or duties hereunder upon such party leasing to hold any Membership Interests (and Lumpkin shall have no rights or duties hereunder upon Lumpkin LLC ceasing to hold any Membership Interests); provided however, that no such termination of a party's (including Lumpkin's) rights or duties hereunder shall release or terminate the liability of such party with respect to such party's breaches of its duties hereunder or terminate the rights of the other parties hereto with respect to such breaches.

      SECTION 16.4 NOTICES.

      All demands, notices, requests, consents and other communications required or permitted under this Agreement, including, without limitation, a First Offer, shall be in writing and shall be personally delivered or sent by facsimile machine (with a confirmation copy sent by one of the other methods authorized in this Section), commercial (including FedEx) or U.S. Postal Service overnight delivery service, or, deposited with the U.S. Postal Service mailed first class, registered or certified mail, postage prepaid, as set forth below:

   If to the Company, addressed to:

      P.O. Box 1234
      Mattoon, IL 61938
      Facsimile: (217) 258-6240

   If to any Investor Member, at its address set forth on Schedule A hereto and with respect to any other Member, at the address maintained in the Company's records for such Member.

      Notices shall be deemed given upon the earlier to occur of (i) receipt by the party to whom such notice is directed; (ii) if sent by facsimile machine, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) such notice is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 5:00 p.m. U.S. Eastern Time and, if sent after 5:00 p.m. U.S. Eastern Time, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) after which such notice is sent; (iii) on the first business day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the commercial carrier if sent by commercial overnight delivery service; or (iv) the fifth day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following deposit thereof with the U.S. Postal Service as aforesaid. Each party, by notice duly given in accordance therewith may specify a different address for the giving of any notice hereunder.

      SECTION 16.5 EXPENSE REIMBURSEMENT.

      From and after the date hereof, the Company shall (except to the extent the same have been netted against the Investor Members' respective Capital Contribution in accordance with clause (ii) of Section 4.2(b)) pay on demand all reasonable out-of-pocket fees, costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by the Investor Members in connection with the following: (i) the negotiation, preparation, interpretation, amendment, modification or enforcement of this Agreement and any agreements executed in connection with the formation or governance of the Company; and (ii) any approvals, consents, amendments or waivers with respect to this Agreement requested by the Company or any other party hereto.

      SECTION 16.6 INTERPRETATION.

      Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. All references herein to "Articles," "Sections", "subsections" and "subparagraphs" shall refer to corresponding provisions of this Agreement.

      SECTION 16.7 NO STRICT CONSTRUCTION.

      The words used in this Agreement are the words mutually chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

      SECTION 16.8 SEVERABILITY.

      If any term or provision of the Agreement, or the application thereof to any Person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or application to other Persons or circumstances, shall not be affected thereby, and each term and provision of this Agreement shall be enforced to the fullest extent permitted by law.

      SECTION 16.9 COUNTERPARTS.

      This Agreement may be executed in any number of counterparts hereof, and by the parties hereto on separate counterparts hereof, and all such counterparts shall together constitute one and the same agreement. Counterparts of the signature pages hereto signed and delivered to other parties hereto via facsimile shall for all purposes be deemed to constitute the delivery of an originally executed counterpart hereof.

      SECTION 16.10 INTEGRATION.

      This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto, including, without limitation, (i) the letter dated May 29, 2002 among Providence Equity Partners III, L.P., Spectrum Equity Investors IV, L.P., Lumpkin and Homebase Acquisition Corp. and the Term Sheet attached thereto, (ii) the letter agreement concerning confidentiality of information dated April 15, 2002 among Providence Equity Partners, Inc., Lumpkin and Homebase Acquisition Corp. and (iii) the letter agreement concerning confidentiality of information dated April 15, 2002 among Spectrum Equity Investors IV, L.P., Lumpkin and Homebase Acquisition Corp. (but excluding the letter agreement of even date herewith among the Investor Members (or Affiliates thereof) pertaining to certain matters).

            [END OF TEXT; THE NEXT PAGE IS THE FIRST SIGNATURE PAGE]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above stated.

                                     HOMEBASE ACQUISITION, LLC

                                     By: /s/ Robert J. Currey
                                         --------------------------------------

                                     SPECTRUM EQUITY INVESTORS
                                     IV, L.P.

                                     By: Spectrum Equity Associates IV, L.P.
                                         Its General Partner

                                     By: /s/ Kevin J. Maroni
                                         --------------------------------------
                                         Kevin J. Maroni
                                         Its General Partner

                                     SPECTRUM EQUITY INVESTORS PARALLEL IV, L.P.

                                     By: Spectrum Equity Associates IV, L.P.
                                         Its General Partner

                                     By: /s/ Kevin J. Maroni
                                         --------------------------------------
                                         Kevin J. Maroni
                                         Its General Partner

                                     SPECTRUM IV INVESTMENT MANAGERS' FUND, L.P.

                                     By: /s/ Kevin J. Maroni
                                         --------------------------------------
                                         Kevin J. Maroni
                                         Its General Partner

         [SIGNATURE PAGE TO HOMEBASE ACQUISITION, LLC SECOND AMENDED AND
                  RESTATED LIMITED LIABILITY COMPANY AGREEMENT]

                                     SPECTRUM EQUITY INVESTORS III, L.P.

                                     By: Spectrum Equity Associates III, L.P.
                                         Its General Partner

                                     By: /s/ Kevin J. Maroni
                                         --------------------------------------
                                         Kevin J. Maroni
                                         Its General Partner

                                     SEI III ENTREPRENEURS' FUND, L.P.

                                     By: SEI III Entrepreneurs' LLC
                                         Its General Partner

                                     By: /s/ Kevin J. Maroni
                                         --------------------------------------
                                         Kevin J. Maroni
                                         Its Member

                                     SPECTRUM III INVESTMENT MANAGERS'
                                     FUND, L.P.

                                     By: /s/ Kevin J. Maroni
                                         --------------------------------------
                                         Kevin J. Maroni
                                         Its General Partner

         [SIGNATURE PAGE TO HOMEBASE ACQUISITION, LLC SECOND AMENDED AND
                  RESTATED LIMITED LIABILITY COMPANY AGREEMENT]

                                     PROVIDENCE EQUITY PARTNERS IV, L.P.

                                     By: Providence Equity GP IV LP, its
                                         General Partner

                                     By: Providence Equity Partners IV L.L.C.,
                                         its general partner

                                     By: /s/ Mark A. Pelson
                                         --------------------------------------
                                         Title: Managing Director

                                     PROVIDENCE EQUITY OPERATING PARTNERS
                                     IV, L.P.

                                     By: Providence Equity GP IV LP, its
                                         General Partner

                                     By: Providence Equity Partners IV L.L.C.,
                                         its general partner

                                     By: /s/ Mark A. Pelson
                                         --------------------------------------
                                         Title:  Managing Director

         [SIGNATURE PAGE TO HOMEBASE ACQUISITION, LLC SECOND AMENDED AND
                  RESTATED LIMITED LIABILITY COMPANY AGREEMENT]

                                     CENTRAL ILLINOIS TELEPHONE, LLC

                                     By: /s/ Richard A. Lumpkin
                                         --------------------------------------
                                         RICHARD LUMPKIN, MANAGER

                                     /s/ Richard A. Lumpkin
                                         --------------------------------------
                                         RICHARD LUMPKIN, INDIVIDUALLY WITH
                                         RESPECT TO THOSE PROVISIONS OF THIS
                                         AGREEMENT EXPRESSLY APPLICABLE TO HIM

         [SIGNATURE PAGE TO HOMEBASE ACQUISITION, LLC SECOND AMENDED AND
                  RESTATED LIMITED LIABILITY COMPANY AGREEMENT]

                                   Schedule A


                                                                                          Class A                         Class A
                                                    Common Shares                     Preferred Shares                   Preferred
                                                      issued in        ICTC Closing      issued in                         Shares
                                    ICTC Capital    accordance with    Date Capital   accordance with   TXU Capital    issued on TXU
Investor Members                    Commitment      Section 4.2(b)     Contribution    Section 4.2(b)    Commitment     Closing Date
----------------                    ----------      --------------   ------------      --------------    ----------     ------------
Central Illinois Telephone, LLC    $    31,000,000        3,000,000  $ 29,556,083.20          31,000  $ 29,666,666.66   29,666.66666
c/o Homebase Acquisition, LLC
P.O. Box 1234
Mattoon, IL 61938
Fax: (217) 258-6240

Spectrum Equity Investors IV,      $ 27,926,481.75        2,702,563  $ 27,230,216.65    27,926.48175  $ 26,725,342.75   26,725.34275
L.P.
One International Place, 29th
Floor
Boston, MA 02110
Attn: Kevin J. Maroni
Fax: (617) 464-4601

Spectrum IV Investment             $    332,559.63           32,183  $    324,268.23       332.55963  $    318,255.99      318.25599
Managers' Fund, L.P.
One International Place, 29th
Floor
Boston, MA 02110
Attn: Kevin J. Maroni
Fax: (617) 464-4601

Spectrum Equity Investors          $    164,858.62           15,954  $    160,748.35       164.85862  $    157,767.93      157.76793
Parallel IV, L.P.
One International Place, 29th
Floor
Boston, MA 02110
Attn: Kevin J. Maroni
Fax: (617) 464-4601

Spectrum Equity Investors III, LP  $     2,473,056          239,328  $  2,411,397.59       2,473.056  $     2,366,688      2,366.688
One International Place, 29th
Floor
Boston, MA 02110
Attn: Kevin J. Maroni
Fax: (617) 464-4601


                                                                                          Class A                         Class A
                                                    Common Shares                     Preferred Shares                   Preferred
                                                      issued in        ICTC Closing      issued in                         Shares
                                    ICTC Capital    accordance with    Date Capital   accordance with   TXU Capital    issued on TXU
Investor Members                    Commitment      Section 4.2(b)     Contribution    Section 4.2(b)    Commitment     Closing Date
----------------                    ----------      --------------   ------------      --------------    ----------     ------------
SEI III Entrepreneurs' Fund, L.P.  $        77,283            7,479        75,356.18          77.283  $        73,959         73.959
One International Place, 29th
Floor
Boston, MA 02110
Attn: Kevin J. Maroni
Fax: (617) 464-4601

Spectrum III Investment            $     25,761.00            2,493  $     25,118.72          25.761  $        24,653         24.653
Managers' Fund, L.P.
One International Place, 29th
Floor
Boston, MA 02110
Attn: Kevin J. Maroni
Fax: (617) 464-4601

Providence Equity Partners IV,     $    30,900,335        2,990,355  $ 30,129,925.58      30,900.335  $ 29,571,288.34   29,571.28834
L.P.
c/o Providence Equity Partners,
Inc.
50 Kennedy Plaza, 18th Floor
Providence, RI 02903
Attn: Glen Creamer
Fax: (401) 751-1790

Providence Equity Operating        $        99,665            9,645  $     97,180.14          99.665  $     95,378.33       95.37833
Partners IV, L.P.
c/o Providence Equity Partners,
Inc.
50 Kennedy Plaza, 18th Floor
Providence, RI 02903
Attn: Glen Creamer
Fax: (401) 751-1790

                                   EXHIBIT A

                            HOMEBASE ACQUISTION, LLC
                   ** a Delaware Limited Liability Company **

                                     [SHARE]
                      LIMITED LIABILITY COMPANY CERTIFICATE

No. [ ]
                                    [SHARES]

      THIS CERTIFIES that [    ] (a "Member") is the owner of [   ] (    )
[ ] Shares (the "Shares") of Homebase Acquisition, LLC, a limited liability company formed pursuant to the Delaware Limited Liability Company Act (the "Company"), transferable only upon the Company's books by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

      The rights, powers and interests in the Company that are represented by the Shares are set forth in the Company's LIMITED LIABILITY COMPANY AGREEMENT originally dated as of July 16, 2002 as it may be amended or amended and restated from time to time (the "LLC Agreement") after such date, a copy of which is available at the principal executive offices of the undersigned at [ ].

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE OFFERED OR SOLD UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND THE APPLICABLE SECURITIES OR BLUE SKY LAWS OF ANY SUCH STATE OR OTHER JURISDICTION OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE, AND THEN ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE LLC AGREEMENT, A COPY OF WHICH MAY BE OBTAINED FROM THE UNDERSIGNED AT ITS PRINCIPAL EXECUTIVE OFFICES LISTED ABOVE.

      IN WITNESS WHEREOF, the Company has executed this LIMITED LIABILITY COMPANY CERTIFICATE as of [_______].

                                       HOMEBASE ACQUISITION, LLC

                                       By: ____________________________________
                                         Title:

             [Reverse Side of Limited Liability Company Certificate]

                                   CERTIFICATE

                                       FOR

                   [    ] Shares of HOMEBASE ACQUISTION, LLC

FOR VALUE RECEIVED, ________________________________________ hereby sells,
assigns and transfers unto ____________________________________ [      ] Shares
represented by the within Certificate and do hereby irrevocably constitute and appoint ________________________________________ Attorney to transfer the said
[   ] Shares on the books of Homebase Acquisition, LLC with full power of substitution in the premises.

Dated: _______________________________

                                            _________________________________

                                Issued to [    ]
                                       on
                       [____________________] [___], 2002